                                  EXHIBIT 10.1
                                                                  CONFORMED COPY



                               UMBRELLA AGREEMENT


                            DATED AS OF JUNE 14, 1999




                                 BY AND BETWEEN



                       THE GOODYEAR TIRE & RUBBER COMPANY


                                       AND



                        SUMITOMO RUBBER INDUSTRIES, LTD.


                                    X-10.1-1

                                TABLE OF CONTENTS

                                                                          PAGE NO.
                                                                          --------

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

Article 1.01        Definitions ...........................................   2

Article 1.02        Definitions Can be Substantive ........................  15

Article 1.03        Definitions Not in Article I ..........................  15

Article 1.04        Non-Working Day Performance ...........................  15

Article 1.05        Calculation of Day Periods ............................  15


                                   ARTICLE II

                            STRUCTURE OF THE ALLIANCE
                            -------------------------

Article 2.01        Unitary Nature of Alliance ............................  15

Article 2.02        Europe JVC ............................................  16

Article 2.03        North America JVC .....................................  16

Article 2.04        North America Purchase Agreements .....................  16

Article 2.05        Japan OE JVC ..........................................  16

Article 2.06        Japan Replacement JVC .................................  16

Article 2.07        Global Technology Sharing .............................  16

Article 2.08        Global Purchasing JVC .................................  17

Article 2.09        Cross Investment ......................................  17


                                   ARTICLE III

                                FINANCIAL MATTERS
                                -----------------

Article 3.01        Closing Balance Sheets ................................  17


                                    X-10.1-2

Article 3.02        Working Capital Adjustment ............................  18

Article 3.03        Zero Debt and Zero Cash Arrangements ..................  28

Article 3.04        Indemnities for Tax Arising Out of Goodyear
                    and SRI Reorganizations ...............................  31

Article 3.05        Capital Contributions and Cash Payments ...............  33


                                   ARTICLE IV

                          COVENANTS OF GOODYEAR AND SRI
                          -----------------------------

Article 4.01        Access to Data and Properties .........................  33

Article 4.02        Consents; Nonassignability of Approvals ...............  34

Article 4.03        Ordinary Course of Business ...........................  35

Article 4.04        Schedules, Representations and Warranties
                    Repeated ..............................................  35

Article 4.05        Announcements and Confidentiality .....................  36

Article 4.06        Preservation of and Access to Books and Records .......  38

Article 4.07        Cooperation ...........................................  39

Article 4.08        Exclusivity ...........................................  39

Article 4.09        Related Party Agreements ..............................  40


                                    ARTICLE V

                                     CLOSING
                                     -------

Article 5.01        Closing ...............................................  40

Article 5.02        Transfers Under the JV Agreements .....................  41

Article 5.03        Other Agreements and Documents ........................  41

Article 5.04        Delivery of Common Stock ..............................  42
 .
Article 5.05        Notarial Deeds ........................................  42

Article 5.06        Further Assurances ....................................  42

                                    X-10.1-3

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF GOODYEAR
                   ------------------------------------------

Article 6.01        Corporate Organization, etc. ..........................  43

Article 6.02        Authorization, etc. ...................................  43

Article 6.03        No Violation ..........................................  43

Article 6.04        Compliance with Law, etc. .............................  44

Article 6.05        Capital Stock .........................................  44

Article 6.06        Undisclosed Liabilities, etc. .........................  44

Article 6.07        Broker's and Finder's Fees ............................  45

Article 6.08        Financing .............................................  45

Article 6.09        Projections and Forecasts .............................  45

Article 6.10        Not Aware of Breaches .................................  45

Article 6.11        Exclusivity of Representations ........................  46


                                   ARTICLE VII

                      REPRESENTATIONS AND WARRANTIES OF SRI
                      -------------------------------------

Article 7.01        Corporate Organization, etc. ..........................  46

Article 7.02        Authorization, etc. ...................................  46

Article 7.03        No Violation ..........................................  47

Article 7.04        Compliance with Law, etc ..............................  47

Article 7.05        Capital Stock .........................................  48

Article 7.06        Undisclosed Liabilities, etc. .........................  48

Article 7.07        Broker's and Finder's Fees ............................  48

Article 7.08        Projections and Forecasts .............................  48

Article 7.09        Not Aware of Breaches .................................  49

                                    X-10.1-4

Article 7.10        Exclusivity of Representations ........................  49


                                  ARTICLE VIII

                      CONDITIONS TO GOODYEAR'S OBLIGATIONS
                      ------------------------------------

Article 8.01        Representations and Warranties True ...................  49

Article 8.02        Performance ...........................................  50

Article 8.03        Certificates ..........................................  50

Article 8.04        Governmental Approvals ................................  50

Article 8.05        No Injunction .........................................  52

Article 8.06        No Government Proceeding or Litigation ................  52

Article 8.07        Adequate Assurances ...................................  53

Article 8.08        Labor Matters .........................................  53

Article 8.09        Initial Sales Plan ....................................  53

Article 8.10        No Material Adverse Change ............................  53


                                   ARTICLE IX

                         CONDITIONS TO SRI'S OBLIGATIONS
                         -------------------------------

Article 9.01        Representations and Warranties True ...................  54

Article 9.02        Performance ...........................................  54

Article 9.03        Certificates ..........................................  55

Article 9.04        Governmental Approvals ................................  55

Article 9.05        No Injunction .........................................  56

Article 9.06        No Government Proceeding or Litigation ................  57

Article 9.07        Adequate Assurances ...................................  57

Article 9.08        Labor Matters .........................................  57

Article 9.09        Initial Sales Plan ....................................  57

                                    X-10.1-5

Article 9.10        No Material Adverse Change ............................  58


                                    ARTICLE X

                                CROSS INVESTMENTS
                                -----------------

Article 10.01       No Redemption of Notes ................................  58

Article 10.02       Maintenance of Cross Investments ......................  58

Article 10.03       Goodyear Right to Nominate SRI Director ...............  61


                                   ARTICLE XI

                          GLOBAL OE CUSTOMER RELATIONS
                          ----------------------------

Article 11.01       Global Management of Relationships with
                    Japan Original Equipment Manufacturers ................  62

Article 11.02       Global Management of Relationships with
                    Non-Japan Original Equipment
                    Manufacturers .........................................  63

Article 11.03       Expenses of Global OEM Relationship ...................  64

Article 11.04       Future Developments ...................................  64


                                   ARTICLE XII

                          SALES OF SUMITOMO BRAND TIRES
                          -----------------------------

Article 12          Sales of Sumitomo Brand Tires .........................  64


                                  ARTICLE XIII

               MONITORING THE ALLIANCE AND CONTINUING COOPERATION
               --------------------------------------------------

Article 13.01       Top Level Meetings and Continuing Cooperation .........  65

Article 13.02       Cooperation on Trademark Matters ......................  65

                                    X-10.1-6

                                   ARTICLE XIV

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

Article 14          Survival of Representations and Warranties ............  66


                                   ARTICLE XV

                                 INDEMNIFICATION
                                 ---------------

Article 15.01       Agreements to Indemnify ...............................  67

Article 15.02       Claims and Damages ....................................  68

Article 15.03       Method of Asserting Claims, etc. ......................  73

Article 15.04       Consequential and Punitive Damages ....................  75

Article 15.05       Third-Party Beneficiaries .............................  76

Article 15.06       Other Matters .........................................  76


                                   ARTICLE XVI

                             SETTLEMENT OF DISPUTES
                             ----------------------

Article 16.01       Informal Dispute Resolution ...........................  76

Article 16.02       Arbitration ...........................................  77


                                  ARTICLE XVII

                   EXIT EVENTS AND TERMINATION OF THE ALLIANCE
                   -------------------------------------------

Article 17.01       Exit Events ...........................................  78

Article 17.02       Suspension of Exit Rights .............................  81

Article 17.03       Exercise of Global Exit Rights ........................  81

Article 17.04       Exercise of Regional Exit Right .......................  85

Article 17.05       Effect of Exercise of Global Exit Right ...............  88

Article 17.06       Liquidated Damages in Certain Events ..................  95

                                    X-10.1-7

                                  ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

Article 18.01       Amendments ............................................  95

Article 18.02       Waivers ...............................................  96

Article 18.03       Assignability .........................................  96

Article 18.04       Severability ..........................................  96

Article 18.05       Notices ...............................................  96

Article 18.06       Set-Off ...............................................  97

Article 18.07       Governing Law .........................................  98

Article 18.08       Termination Prior to Closing ..........................  98

Article 18.09       Entire Agreement ...................................... 100

Article 18.10       Third Parties ......................................... 100

Article 18.11       Costs and Taxes ....................................... 100

Article 18.12       Remedies .............................................. 101

Article 18.13       Titles to Articles and Subparts ....................... 101

Article 18.14       Counterparts .......................................... 102

Article 18.15       Singular and Plural; Gender ........................... 102

                                    X-10.1-8

                            SCHEDULES AND EXHIBITS TO

                               UMBRELLA AGREEMENT

                                    SCHEDULES




                                                                    Article
Number            Subject                                          Reference
------            -------                                          ---------

6.04              Compliance with law, etc. by Goodyear               6.04

6.06              Undisclosed Liabilities, etc. by Goodyear           6.06

7.04              Compliance with law, etc. by SRI                    7.04

7.06              Undisclosed liabilities, etc. by SRI                7.06

8.04(d)           Governmental approvals (Goodyear)                 8.04(d)

8.09              Initial Sales Plan                               8.09,9.09

9.04(d)           Governmental approvals (SRI)                      9.04(d)

15.02(c)(i)       Matters for which SRI shall indemnify           15.02(c)(i)
                  Goodyear and any JVC

15.02(c)(ii)      Matters for which Goodyear                      15.02(c)(ii)
                  shall indemnify SRI and any
                  JVC

                                    X-10.1-9

                                    EXHIBITS


                                                                  Article
Number              Subject                                      Reference
------              -------                                      ---------

5.03(a)(1)-(9)      Forms of Trademark License Agreements         5.03(a)

5.03(d)(i)-(v)      Forms of Technology License Agreements        5.03(d)

8.03                Certificate of Officers of SRI                  8.03

9.03                Certificate  of Officers of Goodyear            9.03

                                    X-10.1-10

         This Umbrella Agreement dated as of June 14, 1999 (the "Agreement") by and between Sumitomo Rubber Industries, Ltd., a company organized under the laws of Japan, having its principal office at 6-9, 3-Chome, Wakinohama-cho, Chuo-ku, Kobe 651-0072, Japan ("SRI") and The Goodyear Tire & Rubber Company, a company organized under the laws of the State of Ohio, United States of America, having its principal office at 1144 East Market Street, Akron, Ohio 44316-0001, United States of America ("Goodyear").

                                   WITNESSETH:

         WHEREAS, Goodyear and SRI are respectively engaged in many countries of the world in the manufacture, distribution and sale of tires and, in France, air springs, for various transportation markets, together, in the case of Goodyear, with Extended Products and Extended Services (the "Business") and in certain other rubber and polymer-related businesses;

         WHEREAS, Goodyear and SRI desire to form a strategic alliance in the Business (the "Alliance"), all as more fully set out herein and in the other agreements regarding the Alliance, some of which are Exhibits to the Agreement;

         WHEREAS, the Alliance will include the creation of joint venture companies in Europe, Japan and North America, arrangements and a company for technology exchange, arrangements and a company for joint purchasing and the investment by each Party in the common stock of the other;

         WHEREAS, the Parties expect that these joint venture companies will be able to realize synergies and efficiencies from the integration and merger of their operations and that combining global purchasing, global technology sharing and regional operations will enable the Parties, the joint venture companies and their Affiliates to produce and more widely distribute a broad variety of lower cost, higher quality products than otherwise possible; and

         WHEREAS, the Parties therefore expect that the joint venture companies will be able to compete more effectively and efficiently and improve performance, and that lower costs, with the resultant enhancement of the brands owned by Goodyear and the brands owned by SRI, will create benefits for shareholders, associates/employees, customers and suppliers;

                                    X-10.1-11

                    NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

1.01 DEFINITIONS. In the Agreement the following terms shall, unless the context otherwise requires, have the following respective meanings:



                  "Affiliate" shall mean, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person; provided that the term "Affiliate" as used herein and in the other Alliance Agreements, shall not include any direct or indirect shareholder of Goodyear or SRI or other Persons controlled by those shareholders, unless such shareholders or other Persons are expressly included. For this purpose, the term control (including its use in the terms "controlled by" and "under direct or indirect common control with") shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of such Person. The term "Affiliate" when used in conjunction with Goodyear and its Affiliates shall also include South Pacific Tyres, in which Goodyear has a fifty percent (50%) interest, provided, however, that the arrangements contemplated in the Alliance Agreements shall not result in an amendment of the financial and other terms of any existing license agreements between SRI (or its Affiliates) and Pacific Dunlop Limited (or its Subsidiaries) relating to South Pacific Tyres or its subsidiaries with respect to any product types or tread designs already in production in South Pacific Tyres or its subsidiaries. The Parties agree that Nakata Engineering Co., Ltd. is not included within the definition of "Affiliates" in the Alliance Agreements, notwithstanding SRI's control thereof.

                  "Agreement" shall have the meaning specified in the introductory paragraph hereof.

                  "Alliance" shall have the meaning specified in the second whereas clause hereof.

                                  X-10.1-12

                  "Alliance Agreements" means the Agreement, the Asset Purchase Agreements, the JV Agreements, the Shareholders Agreements, the Purchasing JV Agreement, the Technology JV Agreement, the Note Purchase Agreements and all other agreements to be entered into pursuant hereto, some of which are Exhibits hereto.

                  "Alliance JVCs" means the JVCs, the Global Technology JVC and the Global Purchasing JVC, and their respective Affiliates controlled by such JVC.

                  "Asset Purchase Agreements" means any of the North America JV Agreement and the Replacement Sales Asset Agreement.

                  "Authority" means any international, national, federal, state, local (or other political subdivisions) or foreign court, administrative agency or governmental or regulatory authority or body.

                  "Bankruptcy" means, with respect to any Person, (i) the entry of a decree or order for relief of such Person by a court of competent jurisdiction in any involuntary case involving such Person under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, custodian, trustee, sequestrator or other similar agent for such Person or for any substantial part of such Person's assets or property; (iii) the ordering of the winding up or liquidation of such Person's affairs; (iv) the filing with respect to such Person of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of ninety (90) days; (v) the commencement by such Person of a voluntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect; or
(vi) the making by such Person of any general assignment for the benefit of creditors.

                  "Burdensome Condition" means in connection with the grant of a requisite Governmental Approval or otherwise, any action taken, or credibly threatened, by an Authority to impose any condition or restriction upon a Party, any of its Affiliates or any JV Company which would reasonably be expected to either (i) have a Material Adverse Effect after the Closing Date on the Person subject to the Burdensome Condition, (ii) materially and adversely affect the ability of such Person to perform its obligations hereunder or under the other Alliance

                                  X-10.1-13

Agreements to which it is a Party, or (iii) prevent such Person from realizing the principal benefits of the Transactions contemplated by this Agreement and the other Alliance Agreements.

                  "Business" shall have the meaning specified in the initial whereas clause hereof.

                  "Closing" means the closing of the Transactions pursuant to the terms of the Alliance Agreements, subject to the satisfaction or waiver of all the conditions set forth therein.

                  "Closing Date" shall have the meaning specified in Article
5.01.

                  "Commercialized Technology" shall have the meaning specified in the Technology JV Agreement.

                  "Constituent Documents" means articles of incorporation or organization, memoranda of association or articles of association, by-laws, operating agreements (in the case of an LLC) and/or other documents regarding the establishment and governing of a corporation, limited liability company or other entity.

                  "Conversion Period" shall have the meaning referred to in
Article 10.01 hereof.

                  "Damages" means all Liabilities, damages, penalties, deficiencies, expenses, professionals' fees, losses, judgments or settlements suffered by any Person, in each case after the application of any of the following: (i) any amounts recovered under insurance contracts or similar arrangements, but net of any corresponding premium adjustment; (ii) any amounts recovered from third parties by the damaged Person; and (iii) any tax benefits received as a direct result of such Liabilities, damages, penalties, deficiencies, expenses, fees, losses, judgments or settlements.

                                  X-10.1-14

                  "Dispute" shall have the meaning specified in Article 16.01 hereof.

                  "DTC" means Dunlop Tire Corporation, a company organized under the laws of the State of Delaware, United States of America, having its principal office in Buffalo, New York.

                  "Dunlop Africa Limited Territories" shall have the meaning specified in the Technology JV Agreement.

                  "DWS" shall have the meaning specified in Article 1.1 of the Technology JV Agreement.

                  "Eastern Europe" shall have the meaning specified in the Shareholders Agreement for the Europe JVC.

                  "EITF" means the Emerging Issues Task Force which is an accounting standards setting organization operating under the auspices of the Financial Accounting Standards Board and recognized by the Securities and Exchange Commission as authorized to promulgate US GAAP.

                  "Encumbrance" means any lien, mortgage, charge, security interest, pledge, voting agreement, option or encumbrance of any similar kind.

                  "Europe JV Agreement" means the Joint Venture Agreement for Europe among SRI, Sumitomo Rubber Europe B.V., Goodyear and certain of its Affiliates.

                  "Europe JVC" shall have the meaning specified in Article 2.02 hereof.

                                  X-10.1-15

                  "European Territory" shall have the meaning specified in
Article 9.5 of the Shareholders Agreement for the Europe JVC.

                  "Exit" means a Global Exit or a Regional Exit.

                  "Expert" shall have the meaning specified in Article XVII.

                  "Extended Products" shall have the meaning specified in the Trademark License Agreements.

                  "Extended Services" shall have the meaning specified in the Trademark License Agreements.

                  "French Africa" shall have the meaning specified in the Shareholders Agreement for the Europe JVC.

                  "Global Exit" shall have the meaning specified in Article
XVII.

                  "Global Exit Right" shall have the meaning specified in
Article XVII.

                  "Goodyear Business Assets" has the same meaning as such definition under each of the JV Agreements.

                  "Goodyear Businesses" has the same meaning as such definition under the JV Agreements.

                  "Goodyear European Trademarks" shall have the meaning specified in the Trademark License Agreements between Goodyear and the Affiliates of the Europe JVC.

                                  X-10.1-16

                  "Goodyear Japan Trademarks" shall have the meaning specified in the Trademark License Agreement between Goodyear and SRI for Japan.

                  "Goodyear North American Trademarks" shall have the meaning specified in the Trademark License Agreement between Goodyear and the North America JVC.

                  "Goodyear Note" means the 1.2% convertible Note due August 16, 2000 issued pursuant to the Goodyear Note Purchase Agreement.

                  "Goodyear Note Purchase Agreement" means the Note Purchase Agreement, dated February 25, 1999, between Goodyear and SRI.

                  "Goodyear Primary Trademarks" shall have the meaning specified in the relevant Trademark License Agreements.

                  "Goodyear Trademarks" means the Goodyear European Trademarks, Goodyear North American Trademarks and the Goodyear Japan Trademarks as defined in the Alliance Agreements.

                  "Governmental Approvals" shall mean the approvals referred to in Articles 8.04 and 9.04 hereof.

                  "Greater European Territory" shall have the meaning specified in the Shareholders Agreement for the Europe JVC.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                                  X-10.1-17

                  "IMS" shall have the meaning specified in Article 1.1 of the Technology JV Agreement.

                  "Indemnified Party" means a Party making (or who may make) a claim under Article XV hereof.

                  "Indemnifying Party" means a Party against whom a claim is (or may be) made under Article XV hereof.

                  "Japan OE JV Agreement" means the Joint Venture Agreement for the Japan OE JVC among SRI, Goodyear, Dunlop Japan Limited and Nippon Goodyear KK.

                  "Japan OE JVC" shall have the meaning specified in Article
2.05 hereof.

                  "Japan-origin" in relation to an OEM means an original equipment manufacturer which either (i) has the head office of its ultimate parent company in Japan or (ii) originally had the head office of its ultimate parent company in Japan, but control of which manufacturer has since passed to another company. (For the avoidance of doubt, the term "Japan-origin Automotive OEM" is intended to include, without limitation, such companies as Toyota, Honda, Nissan, Mazda, Mitsubishi, Suzuki, Isuzu, Daihatsu, Fuji, Hino and Nissan Diesel.)

                  "Japan Replacement JV Agreement" means the Joint Venture Agreement for the Japan Replacement JVC among SRI, Goodyear and Nippon Goodyear KK.

                  "Japan Replacement JVC" shall have the meaning specified in
Article 2.06 hereof.

                                   X-10.1-18

                  "Joint Venture Companies" or "JVCs" or "JV Companies" means the Europe JVC, the Japan OE JVC, the Japan Replacement JVC and the North America JVC, and the respective Affiliates controlled by such JVC.

                  "JV Agreement" means any of the agreements to be entered into as of the date hereof between and among Goodyear and SRI and any of their respective Affiliates providing for the organization and establishment of the Europe JVC, the Japan OE JVC, the Japan Replacement JVC, or the North America JVC, as the case may be.

                  "Liability" means any debt, obligation, commitment, responsibility or liability, whether accrued or fixed, known or unknown, contingent, absolute or otherwise, determined or undetermined and whenever arising.

                  "Licensed Product" shall have the meaning or respective meanings specified in the Trademark License Agreements.

                  "Material Adverse Effect" means a material adverse effect on the assets, operations or financial condition of the Person or Persons specified.

                  "Middle East Countries" shall have the meaning specified in the Shareholders Agreement for the Europe JVC.

                  "Miscellaneous Countries" shall have the meaning specified in the Shareholders Agreement for the Europe JVC.

                  "MOU" means the Memorandum of Understanding regarding an Alliance between SRI and Goodyear dated February 3, 1999.

                  "1934 Act" means the United States Securities Exchange Act of 1934, as amended.

                                  X-10.1-19

                  "Non-Commercialized Technology" shall have the meaning specified in the Technology JV Agreement.

                  "Non-Japan-origin OEM" means an original equipment manufacturer that is not a Japan-origin OEM.

                  "Non-Voting Equity Capital" shall mean, in the case of the Europe JVC, that portion of the Equity Capital (as such term is defined in the Shareholders Agreement for the Europe JVC) as represented by class specific share premium; in the case of the North America JVC, Non-Voting Membership Interests, as such term is defined in the Operating Agreement for the North America JVC; and in the case of the Japan OE JVC and the Japan Replacement JVC, Non-Voting Shares, as such term is defined in the Shareholders Agreement for the applicable JVC.

                  "North America JV Agreement means the Joint Venture Agreement for North America among SRI, Goodyear, DTC and the North America JVC.

                  "North America JVC" shall have the meaning specified in
Article 2.03 hereof.

                  "North America Operating Agreement" means the Operating Agreement for Goodyear Dunlop Tires North America, Ltd. among a newly incorporated SRI Affiliate, Goodyear and the North America JVC.

                  "North American Territory" means the United States of America, Canada and the United States of Mexico, and each of their territories and possessions.

                  "Note Purchase Agreement" means the Goodyear Note Purchase Agreement or the SRI Note Purchase Agreement, as the case may be.

                                  X-10.1-20

                  "Part 6 Countries" shall have the meaning specified in the Europe JV Agreement;

                  "Parties" means Goodyear and SRI and "Party" means either of them.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, entity, incorporated organization or government.

                  "Process Technology" shall have the meaning specified in the Technology JV Agreement.

                  "Projected Annual Dunlop Net Sales" shall have the meaning specified in Article 17.05(b) hereof.

                  "Purchasing JV Agreement" means the Global Purchasing Joint Venture and Shareholders Agreement among Goodyear, SRI and Goodyear-SRI Global Purchasing Company.

                  "Regional Exit Right" shall have the meaning specified in
Article XVII.

                  "Replacement Sales Asset Purchase Agreement" means the Replacement Sales Asset Purchase Agreement among SRI, DTC, Gold Seal Investments Inc. and Goodyear.

                  "Russia/CIS" shall have the meaning specified in the Shareholders Agreement for the Europe JVC.

                  "Shareholders Agreement" means any of the Shareholders Agreement for the Europe JVC, Operating Agreement for the North America JVC, Shareholders Agreement for the Japan Replacement JVC, Shareholders Agreement

                                   X-10.1-21
for the Japan OE JVC, Technology Joint Venture and Shareholders Agreement and the Global Purchasing Joint Venture and Shareholders Agreement.

                  "SRI Business Assets" has the same meaning as such definition under each of the JV Agreements.

                  "SRI Businesses" has the same meaning as such definition under the JV Agreements.

                  "SRI European Trademarks" shall have the meaning specified in the Trademark License Agreements between SRI and the Affiliates of the Europe JVC.

                  "SRI Japan Trademarks" shall have the meaning specified in the Trademark License Agreement between SRI and the Japan OE JVC.

                  "SRI North American Trademarks" shall have the meaning specified in the Trademark License Agreement between SRI and the North America JVC.

                  "SRI Note" means the 1.2% Convertible Note due August 16, 2000, issued pursuant to the SRI Note Purchase Agreement.

                  "SRI Note Purchase Agreement" means the Note Purchase Agreement, dated February 25, 1999, between SRI and Goodyear.

                  "SRI Trademarks" means the SRI European Trademarks, SRI North American Trademarks and the SRI Japan Trademarks as defined in the Alliance Agreements.

                  "Strategic Investment" means the direct or indirect acquisition by a JVC or any of its Affiliates controlled by it of, or its or their investment in, all, or a material portion of, another tire manufacturer or tire distributor having operations

                                  X-10.1-22
located in the same territory as such JVC or its relevant Affiliate for fair (market) value, provided that, if so requested by Goodyear or SRI, the JVC or such Affiliate shall first have obtained at its cost a fairness opinion issued by an investment bank of recognized international standing as to the fairness to the JVC or such Affiliate of the price of the proposed acquisition or investment, which opinion (if any) shall be addressed to Goodyear and SRI and shall contain no material qualification to the fairness valuation, any standard qualification as to the scope of, and effort in preparing to render, such opinion not being deemed material for this purpose.

                  "Sub-Equatorial Africa" shall have the meaning specified in the Shareholders Agreement for the Europe JVC.

                  "Subsidiary" means, with respect to any specified Person, any Person that is, directly or indirectly, controlled by that specified Person. For this purpose, "control" as used in the phrase "controlled by" shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of such Person.

                  "Tax" and "Taxes" shall mean (i) all taxes, assessments, levies, imposts, duties, fees, withholdings, or other similar mandatory charges or collections, including, without limitation, income taxes, receipts taxes, value added taxes, franchise taxes, net worth taxes, transfer taxes, stamp taxes, transaction taxes, stock transfer taxes, excise taxes, custom duties, trade taxes, capital taxes, capital contribution taxes, ad valorem taxes, sales, use, real and personal property taxes, intangible assets taxes, waste tire taxes, withholding taxes, minimum taxes and payroll and employee charges or contributions, fees or other taxes which a Person is required to collect and pay over to any Authority, and (ii) any interest, penalties, fines or additions to tax imposed on a Tax described in clause (i) hereof, imposed by any Authority.

                  "Technology JV Agreement" means the Global Technology Joint Venture and Operating Agreement among Goodyear, SRI and Goodyear - SRI Global Technology LLC.

                                  X-10.1-23

                  "Third Party Claim" shall have the meaning specified in
Article 15.03(a) hereof.

                  "Tire Technology" shall have the meaning specified in the Technology JV Agreement.

                  "Top Level Meeting" has the meaning specified in Article XIII.

                  "Total Assets" shall have the meaning specified in EITF Abstract Issue No. 96-16 (as the same may be amended from time to time).

                  "Trademarks" means all trademarks, service marks, trade dress and trade names and related rights, signs (as referred to in European Council Directive 89/104/EEC), logos and designs, whether registered or unregistered.

                  "Trademark License Agreements" means the agreements attached as Exhibits 5.03(a)(1) through 5.03(a)(9), together with the counterpart agreements modelled on those agreements, as specified in the respective Exhibits.

                  "Transactions" means the transactions contemplated to be consummated pursuant to the Alliance Agreements.

                  "Voting Equity Capital" shall mean, in the case of the Europe JVC the portion of the Equity Capital (as such term is defined in the Shareholders Agreement for the Europe JVC) as represented by shares; in the case of the North America JVC, Voting Membership Interests, as such term is defined in the North America Operating Agreement; and in the case of the Japan OE JVC and the Japan Replacement JVC, Voting Shares, as such term is defined in the Shareholders Agreement for the applicable JVC.

                  "Western Europe" shall have the meaning specified in the Shareholders Agreement for the Europe JVC.

                                  X-10.1-24

1.02 DEFINITIONS CAN BE SUBSTANTIVE. If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition Article, effect shall be given to it as if it were a substantive provision of the Agreement.

1.03 DEFINITIONS NOT IN ARTICLE I. Where any term is defined within the context of any particular article, section or clause in this Agreement, the term so defined, unless it is clear from the context that the term so defined has limited application to the relevant article, section or clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this Article.

1.04 NON-WORKING DAY PERFORMANCE. Where any payment falls due or any other obligation is to be performed on a day which is not a working day in the jurisdiction where such payment is to be made or such obligation is to be performed, then such payment shall be made or such obligation performed on the next succeeding working day.

1.05 CALCULATION OF DAY PERIODS. Except as otherwise specifically provided in this Agreement, where in this Agreement any number of days is prescribed in relation to the doing of a particular thing or in respect of a period of time, those days will be calculated exclusive of the first day and inclusive of the last day.

                                   ARTICLE II

                            STRUCTURE OF THE ALLIANCE
                            -------------------------

2.01 UNITARY NATURE OF ALLIANCE. Subject to the terms and conditions contained herein and in the other Alliance Agreements, on the Closing Date, Goodyear and SRI will implement and cause their respective Affiliates to implement the Alliance as set forth below in this Article II. Notwithstanding any other provision hereof or of the other Alliance Agreements, neither Goodyear nor SRI shall have any obligation to implement any particular part or parts of the Alliance at the Closing unless all the parts set forth in this Article II are implemented simultaneously;

                                  X-10.1-25
provided that Goodyear and SRI may expressly agree in writing to the contrary, if the writing explicitly refers to this Article 2.01.

2.02 EUROPE JVC. Pursuant and subject to the terms and conditions of the Europe JV Agreement, Goodyear and SRI and their respective Affiliates will organize a joint venture company in Europe (the "Europe JVC").

2.03 NORTH AMERICA JVC. Pursuant and subject to the terms and conditions of the North America JV Agreement and the North America Operating Agreement, Goodyear and SRI and their respective Affiliates will organize a joint venture company in North America (the "North America JVC").

2.04 NORTH AMERICA PURCHASE AGREEMENTS. Pursuant and subject to the terms and conditions of the North America JV Agreement and the Replacement Sales Asset Purchase Agreement, the North America JVC and Goodyear and/or its applicable Affiliates will purchase certain of SRI's and/or its applicable Affiliates' North American distribution and sales operations as described in and in accordance with said respective agreements.

2.05 JAPAN OE JVC. Pursuant and subject to the terms and conditions of the Japan OE JV Agreement, Goodyear and SRI and their respective Affiliates will organize a joint venture company in Japan (the "Japan OE JVC").

2.06 JAPAN REPLACEMENT JVC. Pursuant and subject to the terms and conditions of the Japan Replacement JV Agreement, Goodyear and SRI and their respective Affiliates will organize a joint venture company in Japan (the "Japan Replacement JVC").

2.07 GLOBAL TECHNOLOGY SHARING. Goodyear and SRI will (i) in accordance with the Technology JV Agreement, organize a joint venture company to be formed as an LLC in the State of Ohio (the "Global Technology JVC"), which will be responsible for coordinating and facilitating the dissemination of Commercialized Technology to Goodyear, SRI and their respective Affiliates, (ii) pursuant and subject to the terms and conditions of the Technology JV Agreement, establish arrangements for the exchange of Commercialized Technology between and among

                                  X-10.1-26

Goodyear, SRI and their respective Affiliates, and (iii) establish arrangements for the management, and possible joint development by the Parties, the JVCs and their respective Affiliates, of Non-Commercialized Technology. The Technology JV Agreement will govern the management and operation of the Global Technology JVC.

2.08 GLOBAL PURCHASING JVC. Goodyear and SRI will (i) in accordance with the Purchasing JV Agreement, organize a global purchasing joint venture company (the "Global Purchasing JVC"), which will act as the global purchasing organization for certain raw materials, equipment and other supplies and services for Goodyear, SRI and their respective Affiliates and (ii) pursuant and subject to the terms and conditions of the Purchasing JV Agreement, establish arrangements for natural rubber purchasing and other joint purchasing activities by the Parties and their respective Affiliates. The Purchasing JV Agreement will govern the management and operation of the Global Purchasing JVC.

2.09 CROSS INVESTMENTS. Pursuant and subject to the terms and conditions of the Goodyear Note Purchase Agreement and the SRI Note Purchase Agreement and of
Article X hereof, Goodyear and SRI shall each acquire shares of common stock of the other.

                                   ARTICLE III

                                FINANCIAL MATTERS
                                -----------------

3.01 CLOSING BALANCE SHEETS.

         (a) Within 60 days following Closing, SRI will use its best efforts to deliver to Goodyear consolidated balance sheets (together the "SRI Closing Balance Sheets") of each of Dunlop GmbH, Dunlop France S.A., Dunlop Tyres Ltd, DTC and the unconsolidated balance sheet of SRE as at the day immediately preceding the Closing Date ("Relevant Date") in respect of the SRI Businesses as were included in the SRI Major European Companies Year End Financial Statements and the DTC Year End Financial Statements, on a basis consistent with such financial statements and the SRI Closing Balance Sheets shall:

                                  X-10.1-27

         (i) give a true and accurate account in all material respects of, and fairly present, in conformity with US GAAP applied on a consistent basis, the assets and liabilities of Dunlop GmbH, Dunlop France S.A.; Dunlop Tyres Ltd., DTC and SRE, respectively, as of the Closing Date;

         (ii)     be expressed in local currency;

         (iii)    be audited by SPwC; and

         (iv)     have an unqualified audit opinion expressed on them,

         provided that the unconsolidated balance sheet of SRE shall not be prepared in accordance with US GAAP.

         (b) Within 60 days following Closing, Goodyear will use its best efforts to deliver to SRI a consolidated balance sheet (the "Goodyear Closing Balance Sheet") of the Goodyear JV Companies as at the Relevant Date in respect of the Goodyear Businesses as were included in the Goodyear Europe Year End Financial Statements prepared on a basis consistent with such financial statements and the Goodyear Closing Balance Sheet shall:

         (i) give a true and accurate account in all material respects of, and fairly present, in conformity with US GAAP applied on a consistent basis, the assets and liabilities of the Goodyear JV Companies as of the Closing Date;

         (ii)     be expressed in U.S. dollars;

         (iii)    be audited by GPwC; and

         (iv)     have an unqualified audit opinion expressed on it.

3.02 WORKING CAPITAL ADJUSTMENT.

         (a) For the purposes of this Article 3.02 and Article 3.03, the following expressions have the meanings as set forth:

                  (i) "SRI EU JV Group" means the SRI JV Companies as defined in the Europe JV Agreement.

                  (ii) "GY EU JV" means the Goodyear JV Companies as defined in the Europe JV Agreement.

                  (iii) "DTC Group" means DTC and the Affiliates controlled by it immediately before Closing (and Utica Converters Incorporated ("Utica") if not otherwise included).

                                  X-10.1-28

                  (iv) The Parties agree that the terms DTC Target, SRI EU Target and GY EU Target have the meanings provided in the table below, depending upon the date of Closing as shown in the table below.

--------------------------------------------------------------------------------------
The month immediately                 Aug        Sept        Oct        Nov       Dec
preceding the month of Closing
                                     1999        1999        1999       1999      1999
--------------------------------------------------------------------------------------
                                       %           %           %         %          %

--------------------------------------------------------------------------------------
"SRI EU Target"                      22.5        22.6        22.3       22.1      20.6

--------------------------------------------------------------------------------------
"GY EU Target"                       32.5        32.4        34.8       34.9      28.6

--------------------------------------------------------------------------------------
"DTC Target"                         37.0        35.9        36.1       35.9      36.2

--------------------------------------------------------------------------------------



                  (v) "Target" means either the SRI EU Target, the GY EU Target or the DTC Target as applicable.

         The Targets (expressed as percentages) have been calculated as follows:

        Estimated Net Working Capital of the Group at the Relevant Date
        ---------------------------------------------------------------
                  Budget Annualized Sales at the Relevant Date

                  (vi) "Budget Annualized Sales" in relation to any Group means:

          Sales for the Group for the period of the calendar year prior to the Relevant Date

             ___________________________________________________ X12
       Number of elapsed months for the calendar year to and including the
                                  Relevant Date

                  The term "Budget Sales" for a Group has the meaning as provided in the table below depending upon the date of
                  Closing:

                                   X-10.1-29


--------------------------------------------------------------------------------------------------------
The month                              Aug          Sept           Oct              Nov           Dec

immediately preceding
                                      1999          1999           1999            1999           1999
the month of Closing

$ (MM)

--------------------------------------------------------------------------------------------------------
SRI EU JV Group                     1,304.1       1,491.6        1,608.8         1,862.1        2,000.5

--------------------------------------------------------------------------------------------------------
GY EU JV Group                      1,476.8       1,699.1        1,919.2         2,131.2        2,297.8

--------------------------------------------------------------------------------------------------------
DTC Group                             526.6         605.4          680.8           748.0          813.2

--------------------------------------------------------------------------------------------------------



         (vii) "Estimated Net Working Capital" in relation to any Group has the meaning provided in the table below, depending upon the date of Closing as shown in the table below.


--------------------------------------------------------------------------------------------------------
The month                             Aug           Sept           Oct             Nov            Dec

immediately preceding the
                                      1999          1999           1999            1999           1999
the month of Closing

$ (MM)

--------------------------------------------------------------------------------------------------------
SRI EU JV Group                      439.4         450.0          450.7           448.8          412.8

--------------------------------------------------------------------------------------------------------
GY EU JV Group                       718.9         735.0          800.5           810.8          657.7

--------------------------------------------------------------------------------------------------------
DTC Group                            292.6         290.0          294.7           293.1          294.5

--------------------------------------------------------------------------------------------------------


                                  X-10.1-30

         (viii)    The term "budget exchange rate" means with regards to

                   (A) the relevant Goodyear JV Company:

                                                       US DOLLAR PER FOREIGN
                                                             CURRENCY

                   France                                    0.169781

                   UK                                        1.610578

                   Germany                                   0.569148

                   Italy                                     0.000557

                   Luxembourg                                0.02759

                   Belgium                                   0.02759

                   Netherlands                               0.507156

                   Sweden                                    0.127643

                   Finland                                   0.188135

                   Norway                                    0.135968

                   Denmark                                   0.148806

                   Austria                                   0.080857

                   Czech Republic                            0.029655

                   Hungary                                   0.004497

                   Switzerland                               0.685954

                   Poland                                    0.255655

                   Spain                                     0.006685

                   Portugal                                  0.00555

                   Greece                                    0.003191


                   (B) the relevant SRI JV Company:

                                   X-10.1-31

                                            US DOLLAR PER             FOREIGN
                                             FOREIGN               CURRENCY PER
                                             CURRENCY                  EURO

                   France                    0.169781                  -

                   UK                        1.610578                  -

                   Germany                   0.569148                  -

                   Belgium                   -                         40.6

                   Italy                     -                         1,950.00

                   Spain                     -                         167.6

                   Austria                   -                         13.86

                   Netherlands               -                         2.22

                   Switzerland               -                         1.63

                   Greece                    -                         345.00

                   Ireland                   -                         0.793

                   Denmark                   -                         7.50

                   Sweden                    -                         9.05

                   Finland                   -                         5.99

                   Norway                    -                         8.85

                   Portugal                  -                         202.00

                   Japan                     -                         152.00

                   Malaysia                  -                         4.40

                   Singapore                 -                         1.95

                   USA                       -                         1.13

                   Australia                 -                         1.90


         (ix) "GPwC" and "SPwC" have the meanings defined in Annex 8, paragraphs 1.1 and 1.2, respectively, of the MOU.

                                  X-10.1-32

         (x) (A) "Sales" as it relates to the Goodyear EU JV means the consolidated net sales of the Goodyear JV Companies for the requisite period and expressed in US dollars. The 1999 budget exchange rates have been used to calculate Sales for use in calculating the GY EU Target and the same exchange rates will be used to calculate Sales for use in calculating the Actual Annualized Sales for such Group for the requisite period.

                  (B) "Sales" as it relates to the SRI EU JV Group means the simple addition of each of the consolidated net sales of the SRI Major European Companies for the requisite period and expressed in US dollars. The 1999 budget exchange rates have been used to calculate Sales for use in calculating the SRI EU Target and the same exchange rates will be used to calculate Sales for use in calculating the Actual Annualized Sales for such Group for the requisite period.

                  (C) "Sales" as it relates to the DTC Group means the simple addition of each of the net sales of DTC and the Affiliates it controls on the Relevant Date and if not otherwise included, Utica, for the requisite period expressed in US dollars.

         (xi) "Group" shall mean the SRI EU JV Group, the GY EU JV or the DTC Group as applicable.

         (xii) "non-Affiliate" in relation to any Group means a Person who is not Affiliated with any company within such Group on the Relevant Date.

         (xiii) "Net Working Capital" in relation to any Group means the sum of the book values of:
                  (A) the Accounts Receivable of the Group from non-Affiliates;
                  (B) the Notes Receivable of the Group from non-Affiliates; and
                  (C) the Inventory of the Group,

         less

                  (D) the book value of the Accounts Payable of the Group to non-Affiliates.

                  In the case of the GY EU JV, Net Working Capital means the consolidated Net Working Capital of the Goodyear JV Companies on the requisite dates expressed in US dollars. The 1999 budget exchange rates have been used to calculate the Estimated Net Working Capital for use in calculating the Target and the same exchange rates will be used to calculate the Net Working Capital on the Relevant Date . In the case of the SRI EU JV Group, Net Working Capital means the simple addition of each of the consolidated Net

                                  X-10.1-33

                  Working Capital of the SRI Major European Companies on the requisite dates expressed in US dollars. The 1999 budget exchange rates have been used to calculate the Estimated Net Working Capital for use in calculating the Target and the same exchange rates will be used to calculate the Net Working Capital on the Relevant Date. In the case of the DTC Group, Net Working Capital means the simple addition of Net Working Capital of each of DTC and the Affiliates it controls and, if not otherwise included, Utica, on the requisite dates expressed in US dollars.

                  The expressions "Accounts Receivable", "Notes Receivable", "Accounts Payable", and "Inventory", shall be interpreted in the case of the GY EU JV in the same manner as such expressions were interpreted in the preparation of the financial statements for such Group referred to in Article
                  3.01 (b) except for the amounts due from or to Affiliates will be excluded. The expressions "Accounts Receivable", "Notes Receivable", "Accounts Payable", and "Inventory", shall be interpreted in the case of the SRI EU JV Group in the same manner as such expressions were interpreted in the preparation of the consolidated financial statements of each of the SRI Major European Companies before such financial statements were adjusted to comply with US GAAP in order to produce the financial statements referred to in Article 3.01 (a) except that the amounts due from or to Affiliates of such Group will be excluded. The expressions "Accounts Receivable", "Notes Receivable", "Accounts Payable", and "Inventory", shall be interpreted in the case of the DTC Group in the same manner as such expressions were interpreted in the preparation of the financial statements for such Group referred to in Article
                  3.01 (a) except for amounts due from or to Affiliates of such Group will be excluded.

         (xiv)    "Target Working Capital" for a Group means:

                  Actual Annualized Sales for the Group x Target for that Group

         (xv)     "Actual Annualized Sales" for a Group means:

                  Actual Sales for the Group for the period of
                  the calendar year ending on the Relevant Date
                      _____________________________________            X 12
       Number of elapsed months for the calendar year to the Closing Date

         (xvi) "Capital Contribution" means a capital contribution to be made in accordance with Article 3.05(a).

                                  X-10.1-34

         (xvii) "Europe JVC Balancing Payment" has the meaning ascribed to it in the Europe JV Agreement.

         (xviii) "North American JVC Balancing Payment" and "Goodyear-DTC Balancing Payment" have the meanings ascribed to them in the North America JV Agreement and the Replacement Sales Asset Purchase Agreement, respectively.

         (b) The Net Working Capital of a Group at the Relevant Date shall be calculated on a basis consistent with the computation of the Estimated Net Working Capital of such Group for the requisite date. This means that each component within the calculation of both the Net Working Capital and the Estimated Net Working Capital of such Group on those dates, as well as the components of each subordinate calculation, will be accounted for on a consistent basis. The Actual Annualized Sales of a Group for the requisite period shall be calculated on a basis consistent with the computation of the Budget Annualized Sales for the same period. This means that each component within the calculation of both the Actual Annualized Sales and the Budget Annualized Sales for those periods, as well as the components of each subordinate calculation, will be accounted for on a consistent basis.

         (c)(i) The Parties agree that SPwC will, on or before the expiry of the 90 day period referred to in Article 3.02(e), review and certify for each of the SRI EU JV Group and the DTC Group that the respective computations of the Net Working Capital at the Relevant Date and the Actual Annualised Sales for the requisite period and adjustment computations are correct and done in accordance with this Article 3.02.

            (ii) The Parties agree that GPwC will, on or before the expiry of the 90 day period referred to in Article 3.02(e), review and certify for the GY EU JV that the computations of the Net Working Capital at the Relevant Date and the Actual Annualized Sales for the requisite period and adjustment computations are correct and done in accordance with this Article 3.02.

         (d) Within 120 days after the Closing Date the following adjustments (if any) will be made with respect to each of the
                  Groups:

            (i)   If the Net Working Capital on the Relevant Date of:

                  (A) the SRI EU JV Group is less than 95% of the Target Working Capital for such Group then SRI shall make a Capital Contribution to SRE equal to the difference between the Net Working Capital of such Group on the Relevant Date and 95%

                                  X-10.1-35
                           of the Target Working Capital for such Group on the Relevant Date,

                  (B) the DTC Group is less than 95% of the Target Working Capital for such Group, then DTC will make net cash payments to the North America JVC in accordance with
                           Article 3.05(b) equal to the difference between the Net Working Capital of such Group on the Relevant Date and 95% of the Target Working Capital for such Group on the Relevant Date,

                  (C) the GY EU JV is less than 95% of the Target Working Capital for such Group then Goodyear and/or its Affiliates (other than any JVC Company) pursuant to
                           Article 2.6 of the Europe JV Agreement, shall make a Capital Contribution to SRE equal to the difference between the Net Working Capital of such Group on the Relevant Date and 95% of the Target Working Capital for such Group on the Relevant Date,

         (ii)     If the Net Working Capital on the Relevant Date of:

                  (A) the SRI EU JV Group is more than the Target Working Capital for such Group on the Relevant Date then Goodyear and/or its Affiliates in accordance with
                           Article 2.6 of the Europe JV Agreement will make a cash payment to SRI as an adjustment to the Europe JVC Balancing Payment, in accordance with Article 3.05(b) equal to 75% of E;

                           Where:  E = 85% x {(AS x NWC*) less (AS x T)}
                                                   -----
                                                     AS

                           Where:  AS = Actual Annualized Sales for the Group

                           NWC = Net Working Capital for the Group on the Relevant Date

                           T = the Target for the Group at the Closing Date

                           *if NWC is greater than (110% x T), then NWC will be
                              -----                                -----
                               AS                                   AS

                           replaced by 110% of T;

                  (B) the DTC Group is more than the Target Working Capital for such Group on the Relevant Date, then the North America JVC will make net cash payments to DTC totalling E as calculated

                                  X-10.1-36
                           in (A) above, in accordance with Article 3.05(b). To the extent that the North America JVC is required to make a cash payment to DTC pursuant to this Article 3.02(d)(ii)(B), DTC and Goodyear will make Capital Contributions to the North American JVC in accordance with Article 3.05(a) equal to 25% (in the case of DTC) and 75% (in the case of Goodyear) of the total cash payment.

                  (C) the GY EU JV is more than the Target Working Capital for such Group on the Relevant Date then SRI shall make a cash payment to Goodyear and/or its Affiliates, in accordance with Article 2.6 of the Europe JV Agreement as an adjustment to the Europe JVC Balancing Payment, in accordance with Article 3.05(b) equal to 25% of E calculated in the same manner as in (A) above.

         (iii)    Where:

                  (A) both SRI and Goodyear (and/or any of its Affiliates which is a party to the Europe JV Agreement) are required to make Capital Contributions to SRE pursuant to Article 3.02(d)(i), the amounts of such Capital Contributions shall be set off against each other (on the basis that there shall be set off US$ 3 (three) of any Capital Contribution which Goodyear (and/or any of its Affiliates which is a party to the Europe JV Agreement) would otherwise be obliged to make hereunder against each US$ 1 (one) of any Capital Contribution which SRI would otherwise be obliged to make hereunder) so that each of SRI and Goodyear (and/or any of its Affiliates which is a party to the Europe JV Agreement), in accordance with
                           Article 2.6 of the Europe JV Agreement, shall only be required to make a Capital Contribution (if any) on a net basis.

                  (B) both SRI and Goodyear (and/or any of its Affiliates which is a party to the Europe JV Agreement), are required to make cash payments to each other pursuant to Article 3.02(d)(ii)(A) and (C) as adjustments to the Europe JVC Balancing Payment, the amounts of such payments shall be set off against each other (on a dollar for dollar basis) so that each of SRI and Goodyear (and/or any of its Affiliates which is a party to the Europe JV Agreement), in accordance with
                           Article 2.6 of the Europe JV Agreement, shall only be obliged to make a cash payment (if any) on a net basis.

                                  X-10.1-37

         (e)      The SPwC and GPwC certifications and reports required in
Article 3.02(c) along with all the related computations will be exchanged between the Parties within 90 days after the Closing Date.

3.03     ZERO DEBT AND ZERO CASH ARRANGEMENTS.

         (a)      SRI and Goodyear agree that subject to Article 3.03(b) below

                  (i)     the SRI JV Companies and the Goodyear JV Companies;

                  (ii) the business and operations to be acquired from DTC by the North America JVC; and

                  (iii) DTC Canada, Allied and the DTC distribution and sales operations to be acquired by Goodyear pursuant to the Replacement Sales Asset Purchase Agreement shall, at Closing, not include any Cash or any Debt except as permitted in Article 3.03(b).

                  For the purposes of this Article 3.03 the following expressions have the following meanings (the first three of which expressions shall be interpreted in the same manner as applied in the preparation of the 1998 Financial Statements for the relevant Group referred to in Article 3.01 (a) or (b) as appropriate as modified below):

                  "Cash" means cash and cash equivalents as reported under US GAAP. "Cash" excludes those amounts of cash contributed by a Party prior to Closing in order to prefund an obligation of such Party under this Agreement which would otherwise be owed by such Party to the respective JVC after Closing including without limitation the cash contributions referred to in Articles 3.03(b)(iv), 3.04(b) and (d).

                  "Cash equivalents" means short term securities held for the primary purpose of general liquidity which normally mature within three months from the date of acquisition; however, it does not include trade bills of exchange on hand.

                  "Debt" means interest bearing liabilities owed to third parties, including SRI and Goodyear (and their respective Affiliates (other than any JVC Company)); other non-interest bearing liabilities (in the nature of indebtedness) owed to Affiliates (other than any JVC Company); capital lease liabilities and other liabilities which are otherwise in the nature of financing; preference shares, debenture stock and other capital instruments bearing interest; interest bearing off-balance sheet liabilities and net liability of off-balance sheet

                                   X-10.1-38
                  derivative contracts, but excluding trade liabilities to Affiliates and third parties, operational lease liabilities, pension liabilities and other employee related liabilities. Each item included in this definition of the term "Debt" is determined in accordance with US GAAP.

         (b)      SRI and Goodyear agree that:

                  (i) SRI shall be permitted to leave the SRI Allowed Debt, as defined in Article 4.4 of the Europe JV Agreement, within the SRI JV Companies at Closing;

                  (ii) Goodyear shall be permitted to leave the Goodyear Allowed Debt, as defined in Article 4.3 of the Europe JV Agreement at Closing;

                  (iii) DTC shall be permitted to leave and the North America JVC will assume the DTC Allowed Debt, as defined in
                          Article 6.3 of the North America JV Agreement;

                  (iv) if either Party considers it impracticable to unwind before Closing any receivable sales program in any of the SRI JV Companies or in the DTC Group (in the case of SRI) or in any of the Goodyear JV Companies (in the case of Goodyear), subject to receiving prior to Closing the written consent of the other Party as to the identity and amount thereof, such Party shall be permitted to leave such receivable sales program in any such company provided it also leaves in any of such companies a cash amount equal to the receivables sold as of the Closing pursuant to such program; and

                  (v) they shall each use their respective reasonable endeavours to ensure that, except as is permitted by
                          Article 3.03(b) (i) to (iv) above, the principles set out in Article 3.03(a) above shall be applied.

         (c)      At Closing, to the extent the SRI JV Companies:

                  (i) have aggregate Cash in excess of zero, the Europe JVC Balancing Payment will be increased by an amount (up to a maximum of US $7.5 million) equal to 75 percent of such excess; and/or

                  (ii) have aggregate Debt in excess of zero, the Europe JVC Balancing Payment will be reduced by 75 percent of such excess; or

                                  X-10.1-39

                  Such adjustment will be made in accordance with Article 2.6 of the Europe JV Agreement.

         (d) At Closing, to the extent the business and operations referred to in Article 3.03(a)(ii) above:

         (i) has aggregate Cash in excess of zero, the North American JVC Balancing Payment will be increased by an amount (up to a maximum of US $5 million) equal to 100 percent of such excess; and/or

         (ii) has aggregate Debt in excess of US$15 million, the North American JVC Balancing Payment will be reduced by 100 percent of such excess;

         (iii) has aggregate Debt less than US$15 million the North American JVC Balancing Payment will be increased by 100 percent of such shortfall.

         To the extent that the North American JVC Balancing Payment is increased and the North America JVC is required to make a cash payment to DTC pursuant to this Article, Goodyear and DTC will make Capital Contributions to the North America JVC in accordance with Article 3.05(a) equal to 25 percent (in the case of DTC) and 75 percent (in the case of Goodyear) of the total cash payment.

         (e) At Closing, to the extent any of the companies or businesses referred to in Article 3.03(a)(iii) above:

         (i) has aggregate Cash in excess of zero, the Goodyear-DTC Balancing Payment will be increased by an amount (up to a maximum of US $5 million) equal to 100 percent of such excess; and/or

         (ii) has aggregate Debt in excess of zero, the Goodyear-DTC Balancing Payment will be reduced by 100 percent of such excess.

         (f) At Closing, to the extent the Goodyear JV Companies (as defined in the Europe JV Agreement):

         (i) have aggregate Cash in excess of zero, the Europe JVC Balancing Payment will be reduced by an amount (up to a maximum of US $2.5 million) equal to 25 percent of such excess;

         (ii) have aggregate Debt in excess of zero, the Europe JVC Balancing Payment will be increased by 25 percent of such excess.

         Such adjustment will be made in accordance with Article 2.6 of the Europe JV Agreement.

                                  X-10.1-40

         (g) Where an increase and a reduction is required to be made pursuant to both (i) and (ii) of any of Articles 3.03(c) to (f) above, such increase and reduction shall be set off against each other first before any such increase and/or reduction is made. In addition, where the Europe JVC Balancing Payment is required to be increased pursuant to Article 3.03(c) but reduced pursuant to
Article 3.03(f) or vice versa such increase and/or and reduction shall be set off against each other first before any such increase or reduction is made.

         (h) For purposes of Articles 3.03(c) to (g), Cash and Debt will be translated into US Dollars at the appropriate exchange rates on the Relevant Date.

         (i) Any payment required to be made in accordance with Articles 3.03(c) to (f) above shall be made in accordance with Article 3.05(b) within 30 business days following the date when SRI and Goodyear shall have exchanged the balance sheets referred to in Article 3.01 (a) and (b) respectively.

3.04 INDEMNITIES FOR TAX ARISING OUT OF GOODYEAR AND SRI REORGANIZATIONS.

         (a) Subject to Article 3.04(b), SRI shall indemnify, defend and hold harmless SRE from and against any Tax liability incurred by SRE or any of the SRI JV Companies arising out of the SRI Reorganization, (or any other action designed to achieve the same objective). The amount of such liability for which SRI is required to make indemnification hereunder shall be reduced by the amount of any benefit, allowance, or other relief of Tax, received by SRE or any of the SRI JV Companies, arising out of such SRI Reorganization (or any other action as aforesaid). Where SRI has made any indemnification hereunder and SRE or the relevant SRI JV Company receives any such benefit, allowance, or other relief of Tax then Goodyear shall make a Capital Contribution to SRE of three (3) times the amount of such benefit, allowance, or other relief of Tax that arose out of the related SRI Reorganization (or any other action as aforesaid) received by SRE or any of the SRI JV Companies.

         (b) SRI and/or its Affiliates shall be entitled on or prior to Closing to make cash contributions to SRE or any of the SRI JV Companies by means of a subscription for new shares in any of such companies of an aggregate amount equal to SRI's estimate of the total net liability for Tax which may be incurred by such companies arising out of the SRI Reorganization (or any other action as aforesaid), and SRI shall give Goodyear written notification of any such cash contributions (including the amounts contributed, the numbers of new shares issued and the companies to which such contributions have been made). SRI and/or its Affiliates will be required on or before Closing to transfer any shares of SRI JV Companies received as a consequence of contributions made pursuant to this Article 3.04(b) to SRE. SRI's liability to make indemnification pursuant to

                                  X-10.1-41

Article 3.04 (a) shall be reduced by the aggregate amount of all such cash contributions made and in calculating such reduction there shall be taken into account the time value of money enjoyed by SRE or the relevant SRI JV Company (after taking into account SRI's shareholding in SRE) as a result of such contributions being made by SRI before the due date for payment of the relevant Tax by the relevant company using an annual interest rate of three percent per annum. In the event that following final determination of the actual liability for Tax incurred by SRE and any of the SRI JV Companies, and the aggregate liability of SRI to make indemnification pursuant to Article 3.04 (a) is less than the aggregate amount of cash contributions made by SRI or its Affiliates in accordance with this Article 3.04 (b), then Goodyear shall make a Capital Contribution to SRE of three (3) times such shortfall within (30) days of it becoming apparent that such shortfall exists.

         (c) Subject to Article 3.04(d), Goodyear shall indemnify, defend and hold harmless SRE from and against any net Tax liability incurred by SRE or any of the Goodyear JV Companies arising out of the Goodyear Reorganization (or any other action designed to achieve the same objective). The amount of such liability for which Goodyear is required to make indemnification hereunder shall be reduced by the amount of any benefit, allowance, or other relief of Tax, received by SRE or any of the Goodyear JV Companies, arising out of such Goodyear Reorganization (or any other action as aforesaid). Where Goodyear has made any indemnification hereunder and SRE or the relevant Goodyear JV Company receives any such benefit, allowance, or other relief of Tax, then SRI shall make a Capital Contribution to SRE of one-third of the amount of the benefit, allowance, or other relief of Tax that arose out of the related Goodyear Reorganization (or any other action as aforesaid) received by SRE or any of the Goodyear JV Companies.

         (d) Goodyear and/or its Affiliates shall be entitled on or prior to Closing to make cash contributions to any of the Goodyear JV Companies of an aggregate amount equal to Goodyear's estimate of the total net liability for Tax which may be incurred by such companies arising out of the Goodyear Reorganization (or any other action as aforesaid), and Goodyear shall give SRI written notification of any such cash contributions (including the amounts contributed, the numbers of new shares issued and the companies to which such contributions have been made). Goodyear will be required on or before Closing to transfer any shares of Goodyear JV Companies received as a consequence of contributions made pursuant to Article 3.04(d) to SRE or to one or more of the Goodyear JV Companies. Goodyear's liability to make indemnification pursuant to
Article 3.04 (c) shall be reduced by the aggregate amount of all such cash contributions made and in calculating such reduction there shall be taken into account the time value of money enjoyed by the relevant Goodyear JV Companies (after taking into account Goodyear's shareholding in SRE) as a result of such contributions being made by Goodyear before the due date for payment of the relevant Tax by the relevant

                                   X-10.1-42
company using an annual interest rate of three percent per annum. In the event that following final determination of the actual liability for Tax incurred by any of the Goodyear JV Companies, the aggregate liability of Goodyear to make indemnification pursuant to Article 3.04 (c) is less than the aggregate amount of cash contributions made by Goodyear or its Affiliates in accordance with this
Article 3.04 (d), then SRI shall make a Capital Contribution to SRE of one third of such shortfall within (30) days of it becoming apparent that such shortfall exists.

         (e) Any indemnification payment required under Article 3.04(a) or (c) shall be made by Capital Contribution on or prior to the due date for payment of the relevant Tax of the relevant JVC Company.

         (f) Where both SRI and Goodyear are required to make Capital Contributions pursuant to Article 3.04 (a) through (d) respectively, they shall be entitled (by agreement between SRI and/or Goodyear and/or any of its Affiliates which is a party to the Europe JV Agreement) to set off any such payments so that SRI and Goodyear shall only be obliged to make payments on a net basis.

3.05 CAPITAL CONTRIBUTIONS AND CASH PAYMENTS.

             (a) Where a Person is required to make a Capital Contribution under this Article 3, it shall subscribe for shares in SRE in accordance with Article
5.8 of the Shareholders Agreement for the Europe JVC.

             (b) Any payment in cash required to be made by one Person to another Person in accordance with this Article 3 shall be made by wire transfer in immediately available funds to such account as each Party shall have notified the other Party at least five business days prior to the payment date unless otherwise agreed between such Persons.

             (c) Where any Person is required under any of the Alliance Agreements to make a Capital Contribution to SRE in satisfaction of any liability under any representation or warranty or indemnification arising under the Alliance Agreements such Person's Capital Contribution shall be grossed up by the amount of any Capital Contribution Tax (or similar tax arising on an issue of new shares) which is due to be paid by SRE in connection with such Capital Contribution.

                                   ARTICLE IV

                          COVENANTS OF GOODYEAR AND SRI
                          -----------------------------

4.01 ACCESS TO DATA AND PROPERTIES. (a) Between the date hereof and the Closing Date, each Party, its Affiliates and their representatives (including without limitation, attorneys, investment bankers, accountants, auditors, engineers,

                                  X-10.1-43
consultants and agents) shall have the full opportunity during normal business hours and upon not less than 48 hours' notice to Goodyear or SRI, or such Person as they may respectively designate, as the case may be, of the proposed time and intended purpose of its investigation (which notice need not be written and may be waived by the Person entitled to receive the notice), to investigate and examine the assets, liabilities, properties, inventories, books, records, agreements, and financial statements of the other Party and its Affiliates relating to the establishment and operation of the Alliance as the first-mentioned Party may reasonably request and as permitted by applicable law (provided that such Party shall use its best efforts to minimize disruption of the other Party's business and shall ensure that its investigation and examination are conducted in an orderly fashion). Such representatives may (where reasonable) take copies, notes or drawings regarding the foregoing (save for technical documents and other technical information that the disclosing Party, acting reasonably, considers too commercially sensitive to allow such copies, notes or drawings to be taken), it being agreed that all such material is subject to the confidentiality provisions of Article 4.05 of this Agreement.

         (b) Notwithstanding the foregoing, none of the Parties, their Affiliates or their representatives shall be under any obligation to disclose, make available for viewing or have examined (i) information or properties they do not have a legal right to disclose to or make available for viewing or have examined by others, (ii) information or properties concerning Non-Commercialized Technology that such Party in its sole discretion decides not to disclose or make available or (iii) any information or properties the disclosure or viewing of which would violate any applicable laws or regulatory requirements or any legal privilege; provided that the exception for legal privilege shall not affect the obligation of a Party or any of its Affiliates to provide disclosures pursuant to the terms of any representation or warranty contained in the Alliance Agreements.

4.02 CONSENTS; NONASSIGNABILITY OF APPROVALS. (a) Goodyear and SRI shall each use its reasonable efforts to ensure that the approvals, authorizations, orders, rulings and consents of and filings and registrations with Authorities and other approvals and consents of other Persons necessary for the Transactions to be lawfully consummated are obtained or made at the earliest possible times. In using its reasonable efforts as contemplated hereby, neither Goodyear nor SRI shall be obligated to make monetary payments (except for governmental filing and similar fees prescribed by law) in connection with obtaining such consents, approvals or waivers to any of the Persons whose consent, approval or waiver is being sought.

                                  X-10.1-44

         (b) To the extent that any agreement or any license, permit or approval contemplated to be assigned or transferred by the Alliance Agreements is not capable of being assigned or transferred without the consent or waiver of the issuer thereof or the other party thereto or any third party, or if such assignment or transfer would constitute a breach thereof or a violation of any legal requirement, the Alliance Agreements shall not constitute an assignment or transfer thereof or an attempted assignment or transfer thereof, unless and until such consent or waiver of such issuer or other party or parties has been duly obtained or such assignment or transfer has otherwise become lawful.

         (c) To the extent that any of the consents or waivers referred to in
Article 4.02 (b) hereof are not obtained by Goodyear or SRI or their respective Affiliates, as the case may be, Goodyear or SRI, as the case may be, shall use its best efforts to (i) provide or cause to be provided to the other Party or to one of the JVCs, as the case may be, the benefits of any permit, approval, contract or license referred to in Article 4.02(b) hereof, and (ii) cooperate in any arrangement, reasonable and lawful, designed to provide such benefits to the other Party or to one of the JVCs as the case may be; provided that (i) the Party providing the benefits shall not be obligated to incur any unreasonable cost or other liability in connection therewith, and (ii) the Party or the JVC receiving such benefits shall assume the accompanying obligations.

4.03 ORDINARY COURSE OF BUSINESS. From the date hereof to the Closing Date, except as contemplated by the Alliance Agreements or otherwise agreed in writing, Goodyear shall, and shall cause its Affiliates to, carry on the Goodyear Businesses, and SRI shall, and shall cause its Affiliates to, carry on the SRI Businesses, in the ordinary course and substantially in the same manner as heretofore conducted consistent with past practice.

4.04 SCHEDULES, REPRESENTATIONS AND WARRANTIES REPEATED. (a) From time to time prior to the Closing Date, Goodyear and SRI shall each inform the other of any matter arising hereafter which, if existing or occurring on or prior to the date hereof, would have been required to be set forth or described in a schedule to one or more of the Alliance Agreements but which was not so set forth or described solely because it did not exist or had not occurred on or prior to the date hereof (or if it did so exist or had so occurred, the relevant Party did not at the date hereof have actual knowledge thereof) and of any matter which was so set forth or

                                  X-10.1-45
described but in respect of which there has occurred after the date hereof a material change in circumstances relating to such matter. No such supplement to or amendment of such schedules shall be deemed to effect a waiver or exception to, or to cure any breach of, any representation or warranty made in the Alliance Agreements unless specifically agreed in writing by the Party to whom such representation or warranty is made. The representations and warranties of Goodyear and SRI and their respective Affiliates contained in the Alliance Agreements and in the certificates and other documents delivered and to be delivered by them pursuant to Articles 5.03, 8.03, and/or 9.03, as the case may be, shall be deemed to be given again by each of them as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case it shall be given only as of such specified date. Then, at Closing, a Party may waive a breach of a representation or warranty and, assuming all other Closing conditions of both Parties are satisfied (or, where permitted, waived), proceed to Close and subsequently seek Damages under
Article XV for any claims and/or Damages suffered as a result of such breach.

4.05 ANNOUNCEMENTS AND CONFIDENTIALITY. (a) ANNOUNCEMENTS. The Parties agree that until the earlier of (a) the expiration or termination of this Agreement pursuant to Article 18.08 hereof, or (b) the expiration of a period of thirty
(30) calendar days following the Closing Date (the "Initial Period"), the timing and contents of any written public announcement, communication or circular relating to the Transactions shall be agreed between SRI and Goodyear. Any oral announcement or communication relating to the Transactions and any announcements, communications or circulars by the Parties on the effects of the Transactions on their own operations shall in good faith be generally in line and not inconsistent with the questions and answers jointly prepared and/or approved by each of SRI's or Goodyear's representatives. In the event that law or applicable rules, regulations, orders or judgments of any governmental body, stock exchange or court may require a Party to make or issue any of the foregoing announcements, communications or circulars prior to reaching agreement with the other Party whose agreement was to be obtained on such announcement, communication or circular, the Party required to make or issue any such announcement, communication or circular shall be free to make or issue such announcement, communication or circular without such other Party's approval, provided that such Party has taken all reasonable steps to provide such other Party with an opportunity to comment on any such announcement, communication or circular prior to making or issuing the same. After the Initial Period, the Parties shall be free to make public announcements as they reasonably see fit, so long as such announcements do not disclose any information which they agreed in writing (whether in the Alliance Agreements or otherwise) to keep

                                   X-10.1-46
confidential. The foregoing agreement regarding announcements supercedes any prior agreement between SRI and Goodyear in the MOU.

         (b) CONFIDENTIALITY. Each Party hereto, except as otherwise permitted in writing by the Protected Party (as defined below), undertakes to the other Party on behalf of itself and its Affiliates to at all times keep confidential, not use and not exploit commercially, and not divulge, furnish or make accessible to any third party, and shall cause its directors, officers, employees and representatives to keep confidential, not use and not exploit commercially, and not divulge, furnish or make accessible to any third party, for a period beginning on the date hereof until the expiration of five (5) years following a Global Exit or other termination of the Alliance, any secret or confidential information, knowledge or data concerning or relating to the technology (in the case of Commercialized Technology, subject to the confidentiality and licensing provisions of the Technology License Agreements that are Alliance Agreements), financial, marketing or sales affairs of any Alliance JVC or of the other Party hereto (the "Protected Party"), to which such Party has been or shall become privy by reason of the negotiation, preparation, execution or delivery of this Agreement, the MOU which preceded this Agreement, or the Alliance Agreements or the Transactions, or any financial arrangement between the Parties to this Agreement. The provisions of this Article shall not apply (i) to any disclosure by the Parties of such information, knowledge or data to their Affiliates for any purposes reasonably incidental to the purposes of the Alliance, (ii) to the respective advisors of the Parties and their Affiliates for use in connection with rendering advice with respect to the Transactions or the Alliance, or (iii) as to both Parties' obligations hereunder, to any information, knowledge or data which (a) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party or any of its Affiliates or their respective employees, agents or representatives, (b) was rightfully available to the receiving Party on a nonconfidential basis prior to its disclosure to the receiving Party or (c) becomes rightfully available to the receiving Party on a nonconfidential basis from a source that did not originate with the receiving Party, provided that such source is not either (A) bound by a confidentiality agreement with the disclosing Party or any of its Affiliates or (B) otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation,
(iv) to the exercise of the rights of either Party under the Alliance Agreements, (v) to litigation or other proceedings to enforce the rights of any Party to the Alliance Agreements, the agreements referred to herein, to the extent that a court or other authority does not order that such information, knowledge or data be kept confidential and (vi) as otherwise provided by law, including without limitation the applicable rules, regulations, orders or judgments of any governmental bodies, stock exchanges or courts, to the extent that the law does not allow that such information, knowledge or data be kept confidential. Each of the Parties shall use all reasonable efforts to ensure that its

                                  X-10.1-47
employees, agents, representatives and Affiliates observe such confidentiality. From the date of this Agreement, this Article 4.05 supercedes the confidentiality agreement dated February 10, 1997 between SRI and Goodyear.

         (c) VIOLATIONS. Notwithstanding the provisions of Article XVI hereof the Party making the undertaking in either sub-Article (a) or (b) of this
Article 4.05 acknowledges and agrees that any breach by it of any agreement, condition or provision contained in those sub-Articles will result in irreparable harm and damage to the other Party and that such harm or damage may be extremely difficult to quantify and money damages may, in any event, not provide an adequate remedy. Accordingly, the Party making the undertaking hereby consents and agrees to cause its Affiliates to consent to the jurisdiction of the Supreme Court of the State of New York and the Federal Court of the Southern District of New York for the entry of an interim order, an injunction, temporary or permanent, or specific performance with respect to any violation of such undertaking.

4.06 PRESERVATION OF AND ACCESS TO BOOKS AND RECORDS. (a) For the period set forth in the next succeeding sentence of this Article 4.06, Goodyear and SRI shall not, and shall cause their respective Affiliates not to, dispose of or destroy any books or records (including, but not limited to, correspondence, memoranda, books of account, legal books, environmental reports, tax reports and returns, records relating to pension, severance and litigation matters, manufacturing, production and technical service records and the like) owned by and in the possession of Goodyear, SRI or any of their respective Affiliates (but excluding any documents produced solely for the purposes of negotiations leading to the Transactions) that can reasonably be deemed to relate to transactions or events occurring prior to the Closing Date or to transactions or events occurring subsequent to the Closing Date which are related to or arise out of transactions or events occurring prior to the Closing Date with respect to any of (i) Goodyear's or SRI's assets and business in Japan that will be transferred to either the Japan OE JVC or the Japan Replacement JVC, as the case may be, (ii) Goodyear's assets and business in Europe that will be transferred to the Europe JVC, (iii) SRI's assets and business in Western Europe that will be transferred to the Europe JVC, or (iv) SRI's assets and business in North America (including, but not limited to, DTC) that will be transferred to the North America JVC or to Goodyear, as the case may be. For so long as such books and records are required by law in any applicable jurisdiction to be maintained, or if longer, for so long as such books and records will be required by a Party or any Affiliate of a Party to assert any claim or to assert any defense against any claim, each of Goodyear and SRI shall ensure that any such books and records are not disposed of or destroyed without giving the

                                  X-10.1-48
applicable JVC or JVCs ninety (90) days' written notice of the intention to dispose of such books and records, during which period the JVC shall on request have the right to take possession of any such books and records.

         (b) So long as the books and records which are subject to this Article
4.06 are in the possession of Goodyear or SRI or their respective Affiliates, as the case may be, Goodyear or SRI shall, subject to the provisions of Article 4.01(a), (which shall, for the purposes of this clause only, survive the Closing), permit, during normal business hours and on reasonable notice (at no charge, cost or expense to the Party possessing the books and records) the applicable JVC or the other Party and its auditors, through their authorized representatives, to have reasonable access to and examine and take copies of all such books and records.

         (c) Each of Goodyear and SRI shall direct its respective employees and those of its Affiliates to render any assistance which the applicable JVC may reasonably request in examining or utilizing records referred to in this Article
4.06 including, without limitation, assistance related to the use of such records in the defense of any litigation.

4.07 COOPERATION. The Parties shall cooperate to fulfill all conditions specified herein and to do all things reasonably necessary to consummate the Transactions, including without limitation, to execute any and all documents necessary to effect the transfer or assignment of Permits to the JVCs. The Parties shall make all such joint filings as are required or agreed upon by the Parties and shall make such individual filings as are required, but only upon consultation with the other Party hereto and after giving reasonable consideration to such Party's comments, if any.

4.08 EXCLUSIVITY. Until the earlier of the Closing or expiration or termination of this Agreement pursuant to Article 18.08, neither SRI nor Goodyear shall, except as permitted by Article 4.03, in any way:

         (a) solicit, directly or indirectly, or cause any other Person to solicit, any offer to acquire, merge or enter into a strategic alliance or joint venture or similar business arrangement in relation to, the Goodyear Businesses or the SRI Businesses or the Goodyear Business Assets or the SRI Business Assets;

                                  X-10.1-49

         (b) conduct any discussions or negotiations, or enter into agreements, relating to any matters referred to in paragraph (a) above; or

         (c) provide any Person or entity, other than the other Party or its representatives, any information or data of any nature whatsoever relating to the Alliance for the purpose of enabling such Person or entity to develop a proposal for any of the matters referred to in paragraph (a) above.

4.09 RELATED PARTY AGREEMENTS. Except as contemplated by the Alliance Agreements, from the date hereof to the Closing Date, neither Goodyear nor SRI nor any of their respective Affiliates shall enter into or effect any material change in (or the termination of) any material agreement or arrangement between a JVC and either of the Parties or any of their respective Affiliates other than any change or termination which is in accordance with the terms of such agreement or arrangement or any of the Alliance Agreements or any new agreement or arrangement or any change in or termination of an existing agreement or arrangement which is, in either case, on an arm's length, commercial basis.

                                    ARTICLE V

                                     CLOSING
                                     -------

5.01 CLOSING. The Closing of the Transactions shall take place at such place as the Parties hereto may agree in writing, on the Closing Date as defined below; provided that all Closing conditions set forth in Articles VIII and IX hereof either (i) have been satisfied and remain satisfied or (ii) have been waived and remain waived, in the case of conditions to be performed by SRI, pursuant to
Article VIII and, in the case of conditions to be performed by Goodyear, pursuant to Article IX, on and as of such date. The Parties will use their best efforts to complete as expeditiously as practicable the matters required to be completed prior to Closing and will consult on August 11, 1999 to determine the likelihood of a Closing on September 1, 1999.

         "Closing Date" means:

         (a) the first day of the month immediately following the month in which conditions 8.04(b)/9.04(b) are satisfied; or

         (b) if those conditions are satisfied on a date which is later than the 11th day of a month, the first day of the next but one following month; or

         (c)      such other date as the Parties may agree,

                                  X-10.1-50
         provided that: (i) the Closing Date shall not in any event be earlier than September 1, 1999, and (ii) Closing is subject in all events to the satisfaction or waiver of all Closing conditions, as provided above.

5.02 TRANSFERS UNDER THE JV AGREEMENTS. At the Closing, Goodyear and SRI will, and will cause their respective Affiliates to, comply with and perform their respective obligations set forth in the Alliance Agreements.

5.03 OTHER AGREEMENTS AND DOCUMENTS. At the Closing, the following agreements and documents shall be executed and delivered by the appropriate Parties:

         (a) Trademark License Agreements in the forms attached hereto as Exhibits 5.03(a)(1) through 5.03(a)(9), together with the counterpart agreements modeled on those agreements as specified in the respective Exhibits and covenants in favor of DNA (Housemarks) Limited relating thereto in the forms attached as Exhibits 5.03(a)(10) through 5.03(a)(14);

         (b) trademark assignment agreements, in recordable form, transferring all of the SRI European Trademarks owned by SRI in the European Territory for Licensed Products and Extended Products and Services (if any) to Dunlop Tyres Limited;

         (c) agreements transferring and assigning all licenses from BTRI, Dunlop Holdings Limited and Dunlop Limited relating to SRI European Trademarks for Licensed Products and Extended Products and Services (if any) to Dunlop Tyres Limited;

         (d) Technology License Agreements, in the forms attached hereto as Exhibits 5.03(d)(i) through 5.03(d)(v);

         (e) offtake agreements, if any, covering the matters, of the scope, and in the forms to be agreed at least 15 days prior to Closing;

                                  X-10.1-51

         (f) management service contracts, if any, covering the matters, of the scope, and in the forms to be agreed at least 15 days prior to Closing;

         (g) shared facility and service agreements, covering the matters, of the scope and in the forms to be agreed at least 15 days prior to Closing; and

         (h) valid transfers or assignments of any government permits or approvals reasonably necessary for the continued operation (in all material respects) following the closing of any factory included in the Goodyear Business Assets or the SRI Business Assets.

5.04 DELIVERY OF COMMON STOCK. Any transfer or issuance contemplated by the Alliance Agreements of shares of common stock shall be completed in accordance with local laws and such agreements by, as the case may be, (i) the delivery of share certificates (or equivalent document thereto for any limited liability companies), dated the Closing Date, evidencing ownership of such shares in the name of the Person entitled to receive such shares pursuant to the Alliance Agreements and/or (ii) the registration of the transfer or issuance in the share register of the company, the shares of which are being transferred or issued.

5.05 NOTARIAL DEEDS. Any notarial deeds or other documents, requiring notarization to be executed at the Closing in respect of any of the Transactions shall be executed on or before the Closing Date before notaries appointed by the Parties or their Affiliates in the relevant jurisdiction.

5.06 FURTHER ASSURANCES. After the Closing Date, each Party hereto shall, from time to time, at the reasonable request of the other Party or a JVC and without further cost or expense to the Party making the request, execute and deliver (and, if appropriate, file) or cause to be executed and delivered (and, if appropriate, filed) such other instruments of conveyance and transfer as the other Party or the JVC may reasonably request for the purpose of implementing the Transactions and continue to use best efforts (but without the incurrence of unreasonable cost or liability) to obtain any consents, approvals, authorizations and waivers necessary in order to more effectively consummate the Transactions.

                                  X-10.1-52

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF GOODYEAR
                   ------------------------------------------

         Goodyear hereby represents and warrants to SRI (including any successor corporation thereof) as of the date hereof, except as otherwise stated herein, as follows:

6.01 CORPORATE ORGANIZATION, ETC. Goodyear is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, operate and lease its properties and assets and to conduct the Goodyear Businesses as now conducted, and is qualified to do business in each jurisdiction where the nature of its properties, assets or businesses requires such qualification other than where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Goodyear.

6.02 AUTHORIZATION, ETC. Goodyear has the requisite power and authority to execute, deliver and carry out the terms and provisions of the Alliance Agreements to which it is a Party to be executed, delivered and carried out by it and to consummate the Transactions, and has taken all necessary corporate action to authorize the execution, delivery and performance of such Alliance Agreements and, save as contemplated by the Alliance Agreements, no other act or proceeding, corporate or otherwise, on the part of Goodyear is necessary to authorize the execution of the Alliance Agreements or the consummation of any of the Transactions. The Alliance Agreements to which Goodyear is a Party are and will be, when executed and delivered by it (assuming due authorization, execution and delivery by the other Parties thereto), legal, valid and binding agreements of Goodyear enforceable against it in accordance with their terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

6.03 NO VIOLATION. The execution and delivery of the Alliance Agreements to which Goodyear is a Party and the consummation of the Transactions will not

                                  X-10.1-53
conflict with, result in the breach of any terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other Party or result in the creation or imposition of any Encumbrance on any of the assets or properties of Goodyear under the Constituent Documents of Goodyear, any law, rule or regulation or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which Goodyear is a Party or by which Goodyear or any of its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which Goodyear or any of its properties is subject, the effect of any of which, either individually or in the aggregate, (i) would impair the ability of Goodyear to perform its material obligations under the Alliance Agreements or have a Material Adverse Effect on Goodyear or (ii) would materially diminish the benefits intended to be afforded to any of the Parties to the Alliance Agreements.

6.04 COMPLIANCE WITH LAW, ETC. Except as disclosed on Schedule 6.04, Goodyear has obtained, and maintains in full force and effect, all permits, licenses, consents, approvals, registrations, memberships, authorizations and qualifications under all laws and regulations of any Authority, required for the conduct by it of its businesses and the ownership or possession by it of its properties and assets other than where the failure to obtain or maintain such permits, licenses, consents, approvals, registrations, memberships, authorizations or qualifications would not, individually or in the aggregate, have a Material Adverse Effect on Goodyear or impair Goodyear's ability to perform its material obligations under the Alliance Agreements. Except as disclosed on Schedule 6.04, Goodyear is in compliance with all laws, regulations, ordinances, orders and decrees (including, without limitation, all building, zoning, antitrust, competition, environmental and occupational, health and safety laws) of any Authority applicable to the conduct by Goodyear of its business and to the ownership and possession of its properties and assets other than where that failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on Goodyear.

6.05 CAPITAL STOCK. The number of shares of Goodyear Common Stock to be acquired by SRI upon conversion of the Goodyear Convertible Note would, if issued and delivered by Goodyear pursuant to the Alliance Agreements either on the date hereof or on the Closing Date, constitute at least one point three five percent (1.35%) of all issued and outstanding shares of Goodyear Common Stock.

6.06 UNDISCLOSED LIABILITIES, ETC. On the date hereof, except as disclosed in the published Annual Report of Goodyear dated as of December 31, 1998, or as set

                                  X-10.1-54
forth on Schedule 6.06, Goodyear has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than liabilities (i) that have been incurred in the ordinary course of business, or (ii) that have not had a Material Adverse Effect on Goodyear or (in the case of contingent liabilities or obligations) that would not, if the contingency were removed, have a Material Adverse Effect on Goodyear.

6.07 BROKER'S AND FINDER'S FEES. All negotiations relating to the Alliance Agreements and the Transactions have been carried on without the participation of any person acting on behalf of Goodyear or any Affiliate of Goodyear, in such manner as to give rise to any broker's fee (including without limitation investment banker's fees) or finder's fees or commissions that will be for the account of, or impose a liability on, SRI, any Affiliate of SRI or any JV Company.

6.08 FINANCING. On the Closing Date, Goodyear will have sufficient cash available to it to enable it to consummate all of the Transactions on a timely basis.

6.09 PROJECTIONS AND FORECASTS. In connection with SRI's investigation of the Goodyear Business Assets and the Goodyear Businesses, SRI has received from Goodyear and its Affiliates certain projections and other forecasts for the Goodyear Business Assets and the Goodyear Businesses and certain plan and budget information. SRI acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets and that, accordingly, SRI will not (i) assert any claim against Goodyear or its Affiliates or any of their agents, consultants, counsel, accountants, investment bankers or representatives, which claim arises from such projections, forecasts, plans or budget information, or (ii) hold Goodyear or its Affiliates or any such persons liable, with respect to such a claim. Accordingly, Goodyear makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets, referred to in this Article 6.09.

6.10 NOT AWARE OF BREACHES. Goodyear warrants to SRI that, on the date hereof, Goodyear is not aware of any misrepresentation or breach of warranty by SRI or any Affiliate of SRI under any of the Alliance Agreements.

                                  X-10.1-55

6.11 EXCLUSIVITY OF REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES MADE BY GOODYEAR IN THE ALLIANCE AGREEMENTS OR ANY DOCUMENTS DELIVERED AT CLOSING ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES. GOODYEAR HEREBY DISCLAIMS, AND SRI WAIVES ANY CLAIM BASED ON, ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE BY GOODYEAR TO SRI OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL
DATA).

                                   ARTICLE VII

                      REPRESENTATIONS AND WARRANTIES OF SRI
                      -------------------------------------

         SRI hereby represents and warrants to Goodyear (including any successor corporation thereof) as of the date hereof, except as otherwise stated herein, as follows:

7.01 CORPORATE ORGANIZATION, ETC. SRI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has, all requisite corporate power and authority to own, operate and lease its properties and assets and to conduct the SRI Businesses as now conducted and is qualified to do business in each jurisdiction where the nature of its properties, assets or businesses requires such qualification other than where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on SRI.

7.02 AUTHORIZATION, ETC. SRI has the requisite power and authority to execute, deliver and carry out the terms and provisions of the Alliance Agreements to which it is a Party to be executed, delivered and carried out by it and to consummate the Transactions, and has taken all necessary corporate action to authorize the execution, delivery and performance of such Alliance Agreements and, save as contemplated by the Alliance Agreements, no other act or proceeding, corporate or otherwise, on the part of SRI is necessary to authorize the execution of the Alliance Agreements or the consummation of any of the Transactions. The Alliance Agreements to which SRI is a Party are and will be, when executed and delivered

                                  X-10.1-56
by it (assuming due authorization, execution and delivery by the other Parties thereto), legal, valid and binding agreements of SRI enforceable against it in accordance with their terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

7.03 NO VIOLATION. The execution and delivery of the Alliance Agreements to which SRI is a Party and the consummation of the Transactions will not conflict with, result in the breach of any terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party or result in the creation or imposition of any Encumbrance on any of the assets or properties of SRI under the Constituent Documents of SRI, any law, rule or regulation or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which SRI is a Party or by which SRI or any of its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which SRI or any of its properties is subject, the effect of any of which, either individually or in the aggregate, (i) would impair the ability of SRI to perform its material obligations under the Alliance Agreements or have a Material Adverse Effect on SRI or (ii) would materially diminish the benefits intended to be afforded to any of the Parties to the Alliance Agreements.

7.04 COMPLIANCE WITH LAW, ETC. Except as disclosed on Schedule 7.04, SRI has obtained, and maintains in full force and effect, all permits, licenses, consents, approvals, registrations, memberships, authorizations and qualifications under all laws and regulations of any Authority, required for the conduct by it of its businesses and the ownership or possession by it of its properties and assets other than where the failure to obtain or maintain such permits, licenses, consents, approvals, registrations, memberships, authorizations or qualifications would not, individually or in the aggregate, have a Material Adverse Effect on SRI, or impair SRI's ability to perform its material obligations under the Alliance Agreements. Except as disclosed on
Schedule 7.04, SRI is in compliance with all laws, regulations, ordinances, orders and decrees (including, without limitation, all building, zoning, antitrust, competition, environmental and occupational, health and safety laws) of any Authority applicable to the conduct by SRI of its business and to the ownership and possession of its properties and assets other than where

                                  X-10.1-57
that failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on SRI.

7.05 CAPITAL STOCK. The number of shares of SRI Common Stock to be acquired by Goodyear upon conversion of the SRI Convertible Note would, if issued and delivered by SRI pursuant to the Alliance Agreements either on the date hereof or on the Closing Date, constitute ten percent (10%) of all issued and outstanding shares of SRI Common Stock.

7.06 UNDISCLOSED LIABILITIES, ETC. On the date hereof, except as disclosed in the published Annual Report of SRI dated as of December 31, 1998, or as set forth on Schedule 7.06, SRI has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than liabilities (i) that have been incurred in the ordinary course of business, or (ii) that have not had a Material Adverse Effect on SRI or (in the case of contingent liabilities or obligations) that would not, if the contingency were removed, have a Material Adverse Effect on SRI.

7.07 BROKER'S AND FINDER'S FEES. All negotiations relating to the Alliance Agreements and the Transactions have been carried on without the participation of any Person acting on behalf of SRI or any Affiliate of SRI, in such manner as to give rise to any broker's fee (including without limitation investment banker's fees) or finder's fees or commissions that will be for the account of, or impose a liability on, Goodyear, any Affiliate of Goodyear or any JV Company.

7.08 PROJECTIONS AND FORECASTS. In connection with Goodyear's investigation of the SRI Business Assets and the SRI Businesses, Goodyear has received from SRI and its Affiliates certain projections and other forecasts for the SRI Business Assets and the SRI Businesses and certain plan and budget information. Goodyear acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets and that, accordingly, Goodyear will not (i) assert any claim against SRI or its Affiliates or any of their agents, consultants, counsel, accountants, investment bankers or representatives, which claim arises from such projections, forecasts, plans or budget information, or
(ii) hold SRI or its Affiliates or any such persons liable, with respect to such a claim. Accordingly, SRI makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this
Article 7.08. Nothing in this Article 7.08 is intended to affect the rights of Goodyear under

                                  X-10.1-58

Article 17.01(i) or the obligation of the Japan OE JVC under Article 9.6 of the Japan OE Shareholders Agreement.

7.09 NOT AWARE OF BREACHES. SRI warrants to Goodyear that, on the date hereof, SRI is not aware of any misrepresentation or breach of warranty by Goodyear or any Affiliate of Goodyear under any of the Alliance Agreements.

7.10 EXCLUSIVITY OF REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES MADE BY SRI IN THE ALLIANCE AGREEMENTS OR ANY DOCUMENTS DELIVERED AT CLOSING ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES. SRI HEREBY DISCLAIMS, AND GOODYEAR WAIVES ANY CLAIM BASED ON, ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE BY SRI TO GOODYEAR OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL
DATA).

                                  ARTICLE VIII

                      CONDITIONS TO GOODYEAR'S OBLIGATIONS
                      ------------------------------------

         The obligations of Goodyear to consummate the Transactions shall be subject to the satisfaction of each of the following conditions, unless waived in writing by Goodyear.

8.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of SRI and each of its Affiliates contained in the Alliance Agreements and in the certificates and other documents delivered and to be delivered by SRI and each of its Affiliates pursuant to Articles 5.03 and 8.03 hereof shall be true and accurate as of the date when made and (except as regards matters of the kind referred to in the first two sentences of Article 5.16(g) of the Europe JV Agreement) at and as of the Closing Date as though such representations and warranties were made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and accurate as of such specified date; and except in each case (i) as

                                  X-10.1-59
expressly agreed in writing by the Parties pursuant to the second sentence of
Article 4.04, or (ii) for changes expressly contemplated by the terms of the Alliance Agreements, or (iii) to the extent any breaches taken as a whole of representations or warranties do not have a Material Adverse Effect on any of Dunlop GmbH, Dunlop Tyres Ltd., Dunlop France S.A., DTC or the business of SRI and/or its Affiliates to be included in the Japan OE JVC; provided that, in order to prevent unintended compounding of materiality standards herein, in determining whether any such breaches of representation or warranties have such a Material Adverse Effect any expression contained within such representation or warranty concerning the materiality of the effect of the breach thereof shall be ignored for this purpose only.

8.02 PERFORMANCE. SRI and each of its Affiliates shall have performed and complied in all material respects with all other agreements, covenants, obligations and conditions required by the Alliance Agreements to be performed or complied with by it on or prior to the Closing Date.

8.03 CERTIFICATES. SRI and each of its Affiliates shall have furnished to Goodyear such certificates of its officers and others, in the form attached as
Exhibit 8.03 to evidence compliance with the conditions set forth in Articles 8.01, 8.02 and 8.10 hereof.

8.04 GOVERNMENTAL APPROVALS. (a) All notifications required pursuant to the HSR Act to carry out the Transactions shall have been made, and the applicable waiting period and any extensions thereof shall have expired or been terminated without the imposition of any Burdensome Condition on Goodyear, any of its Affiliates or any Alliance JVC.

         (b)(i) The European Commission shall have made a decision, in terms satisfactory to both Parties, that in connection with the proposed Alliance, or any matter arising therefrom, it will not initiate proceedings under Article 6(1)(c) of Council Regulation (EEC) 4064/89 (the "Regulation") or make a referral to a competent authority under Article 9(1) of the Regulation.

            (ii) In the event that a request under Article 9(2) of the Regulation has been made by a European Union or EFTA state, the European

                                  X-10.1-60

                  Commission shall have indicated, in terms satisfactory to both Parties, that it does not intend to refer the proposed Alliance, or any aspect of the proposed Alliance, to a competent authority of such state in accordance with Article 9(3) of the Regulation.

            (iii) In the event of a referral of the proposed Alliance, or any aspect of the proposed Alliance, to a competent authority of a European Union or EFTA state in accordance with Article 9(3) of the Regulation, such competent authority shall have adopted a decision or provided such other indication of its position as shall be satisfactory to both Parties.

             (iv) In the event that European Commission initiates proceedings under Article 6(1)(c) of the Regulation, the European Commission shall have issued a decision under Article 8(2) of the Regulation and, if applicable, both Parties shall have accepted such conditions and obligations as are attached to the European Commission's decision.

             (v) Either (x) no indication shall have been made that a European Union or EFTA state may take appropriate measures to protect legitimate interests pursuant to Article 21(3) of the Regulation in relation to the proposed Alliance or any aspect of the proposed Alliance or (y) in the event of a European Union or EFTA state taking measures to protect legitimate interests pursuant to Article 21(3) of the Regulation, such measures shall be satisfactory to both Parties.

             (vi) In the event that the European Commission finds that the proposed Alliance, in whole or in part, does not constitute a concentration within the meaning of Article 3 of the Regulation, the Parties shall have made an application for negative clearance and/or filed a notification to obtain an exemption from Article 81 of the EC Treaty, or shall have agreed to another course of action satisfactory to both Parties.

         (c) A prior informal consultation shall have been carried out with the Japan Fair Trade Commission and oral confirmation obtained from it (i) that, in principle, the Transactions are not prohibited under the Law relating to Prohibition of Private

                                  X-10.1-61

Monopoly and Methods of Preserving Fair Trade (Anti-Monopoly Law) with Concomitant Orders and Regulations of Japan and (ii) that no formal notification to or approval by the Japan Fair Trade Commission is necessary with regard to the Transactions.

         (d) All other Governmental Approvals required to be obtained to consummate the Transactions, including, but not limited to, those set forth on
Schedule 8.04(d) hereto, shall have been obtained, and all applicable pre-consummation waiting periods shall have expired, except for Governmental Approvals and waiting periods the failure to obtain or satisfy which would not, individually or in the aggregate, in the reasonable opinion of Goodyear, be likely to impose a Burdensome Condition on Goodyear and/or its businesses, taken as a whole in each country, in each of France, Germany, Italy, Luxembourg and the United Kingdom.

8.05 NO INJUNCTION. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that any material part of the Transactions not be consummated as provided in the applicable Alliance Agreement or imposing, in the reasonable opinion of Goodyear, any Burdensome Condition on Goodyear, its Affiliates or any Alliance JVC; provided that, as of such date, Goodyear shall have used its, and shall have caused its Affiliates to have used their, best efforts (but without the incurrence of any unreasonable cost or liability) to contest (by appropriate means) such injunction, writ or order.

8.06 NO GOVERNMENT PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other legal or administrative proceeding shall be pending or threatened as of the Closing Date which (a) seeks to prevent or restrict the consummation of any material part of the Transactions, or (b) questions the validity or legality of any of the Transactions and which, in either case, in the reasonable opinion of Goodyear, has such reasonable likelihood of ultimate success as to make proceeding with the Closing contrary to the best interests of Goodyear; provided that, as of such date, Goodyear shall have used its, and shall have caused its Affiliates to have used their, best efforts (but without the incurrence of any unreasonable cost or liability) to contest (by appropriate means) such suit, action, investigation, inquiry or other proceeding.

                                  X-10.1-62

8.07 ADEQUATE ASSURANCES. (a) Goodyear shall have received adequate assurance that Goodyear, its Affiliates and the JVCs, together, will have, both before and, in the case of the Europe JVC, the North America JVC and Goodyear, after a Global Exit, all the necessary rights to use the applicable SRI Trademarks, including but not limited to the "Dunlop" trademarks, in order to carry on the businesses comprehended within the definition of "SRI Businesses" as set forth, respectively, in each of the Europe JV Agreement, the North America JV Agreement, the Japan OE JV Agreement and the Japan Replacement JV Agreement, substantially as such businesses were carried on by SRI and its applicable Affiliates prior to the Closing (including the continuing right of OEM customers to export vehicles equipped with tires bearing such SRI Trademarks to jurisdictions where SRI does not hold the right to use the applicable trademark pursuant to agreements with DMIB Berhad, Pacific Dunlop Limited and, to the extent practicable, Dunlop India Limited.

         (b) Goodyear shall have received adequate assurance that SRI's and its Affiliates' exclusive technology license agreements with Persons in the countries of Malaysia, Taiwan, the Dunlop Africa Limited Territories and India have been changed to permit Goodyear and its Affiliates, to use intermingled technology in the production of Goodyear's and its Affiliates' tires in the countries of Malaysia, Taiwan, South Africa and India or that such agreements have been terminated or that negotiations to so change or terminate them have begun so that under no circumstances will the exclusive rights (if any) provided under those agreements be extended or renewed beyond the shortest term currently provided for.

8.08 LABOR MATTERS. The Parties and their Affiliates shall have completed all necessary consultations with unions, works' councils and other employee representatives.

8.09 INITIAL SALES PLAN. The Parties shall have agreed on the Initial Sales Plan for each of the Europe JVC, the North America JVC, the Japan OE JVC and the Japan Replacement JVC, the format for which is set forth on Schedule 8.09.

8.10 NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred in the financial condition, assets or operations of any of Dunlop GmbH, Dunlop Tyres Ltd., Dunlop France S.A., DTC or the businesses of SRI and/or its Affiliates to be included in the Japan OE JVC, except for events of the kind referred to in the first two sentences of Article 5.16(g) of the Europe JV Agreement

                                  X-10.1-63
and except for such changes as shall have resulted solely from the entering into of the Alliance Agreements or the consummation of any of the Transactions.

                                   ARTICLE IX

                         CONDITIONS TO SRI'S OBLIGATIONS
                         -------------------------------

         The obligations of SRI to consummate the Transactions shall be subject to the satisfaction of each of the following conditions, unless waived in writing by SRI.

9.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Goodyear and each of its Affiliates contained in the Alliance Agreements and in the certificates and other documents delivered and to be delivered by Goodyear and each of its Affiliates pursuant to Articles 5.03 and 9.03 hereof shall be true and accurate as of the date when made and (except as regards the matters referred to in the first two sentences of Article 6.16(g) of the Europe JV Agreement) at and as of the Closing Date as though such representations and warranties were made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and accurate as of such specified date; and except in each case (i) as expressly agreed in writing by the Parties pursuant to the second sentence of Article 4.04, or (ii) for changes expressly contemplated by the terms of the Alliance Agreements, or (iii) to the extent any breaches taken as a whole of representations or warranties do not have a Material Adverse Effect on Goodyear's businesses, taken as a whole in each country, in each of France, Germany, Italy, Luxembourg and the United Kingdom; provided that, in order to prevent unintended compounding of materiality standards herein, in determining whether any such breaches of representation or warranties have such a Material Adverse Effect any expression contained within such representation or warranty concerning the materiality of the effect of the breach thereof shall be ignored for this purpose only.

9.02 PERFORMANCE. Goodyear and each of its Affiliates shall have performed and complied in all material respects with all other agreements, covenants, obligations and conditions required by the Alliance Agreements to be performed or complied with by it on or prior to the Closing Date.

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                                  X-10.1-64

9.03 CERTIFICATES. Goodyear and each of its Affiliates shall have furnished to SRI certificates of its officers and others, in the form attached as Exhibit
9.03 to evidence compliance with the conditions set forth in Articles 9.01, 9.02 and 9.10 hereof.

9.04 GOVERNMENTAL APPROVALS. (a) All notifications required pursuant to the HSR Act to carry out the Transactions shall have been made, and the applicable waiting period and any extensions thereof shall have expired or been terminated without the imposition of any Burdensome Condition on SRI, any of its Affiliates or any Alliance JVC.

         (b)(i) The European Commission shall have made a decision, in terms satisfactory to both Parties, that in connection with the proposed Alliance, or any matter arising therefrom, it will not initiate proceedings under Article 6(1)(c) of Council Regulation (EEC) 4064/89 (the "Regulation") or make a referral to a competent authority under Article 9(1) of the Regulation.

            (ii) In the event that a request under Article 9(2) of the Regulation has been made by a European Union or EFTA state, the European Commission shall have indicated, in terms satisfactory to both Parties, that it does not intend to refer the proposed Alliance, or any aspect of the proposed Alliance, to a competent authority of such state in accordance with
                  Article 9(3) of the Regulation.

            (iii) In the event of a referral of the proposed Alliance, or any aspect of the proposed Alliance, to a competent authority of a European Union or EFTA state in accordance with Article 9(3) of the Regulation, such competent authority shall have adopted a decision or provided such other indication of its position as shall be satisfactory to both Parties.

            (iv) In the event that European Commission initiates proceedings under Article 6(1)(c) of the Regulation, the European Commission shall have issued a decision under Article 8(2) of the Regulation and, if applicable, both Parties shall have accepted such conditions and obligations as are attached to the European Commission's decision.

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                                  X-10.1-65

            (v) Either (x) no indication shall have been made that a European Union or EFTA state may take appropriate measures to protect legitimate interests pursuant to Article 21(3) of the Regulation in relation to the proposed Alliance or any aspect of the proposed Alliance or (y) in the event of a European Union or EFTA state taking measures to protect legitimate interests pursuant to Article 21(3) of the Regulation, such measures shall be satisfactory to both Parties.

            (vi) In the event that the European Commission finds that the proposed Alliance, in whole or in part, does not constitute a concentration within the meaning of Article 3 of the Regulation, the Parties shall have made an application for negative clearance and/or filed a notification to obtain an exemption from Article 81 of the EC Treaty, or shall have agreed to another course of action satisfactory to both Parties.

         (c) A prior informal consultation shall have been carried out with the Japan Fair Trade Commission and oral confirmation obtained from it (i) that, in principle, the Transactions are not prohibited under the Law relating to Prohibition of Private Monopoly and Methods of Preserving Fair Trade (Anti-Monopoly Law) with Concomitant Orders and Regulations of Japan and (ii) that no formal notification to or approval by the Japan Fair Trade Commission is necessary with regard to the Transactions.

         (d) All other Governmental Approvals required to be obtained to consummate the Transactions, including, but not limited to, those set forth on
Schedule 9.04(d) hereto, shall have been obtained, and all applicable pre-consummation waiting periods shall have expired, except for Governmental Approvals and waiting periods the failure to obtain or satisfy which would not, individually or in the aggregate, in the reasonable opinion of SRI, be likely to impose a Burdensome Condition on SRI and/or Dunlop GmbH, Dunlop Tyres Ltd., Dunlop France S.A. and DTC.

9.05 NO INJUNCTION. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that any material part of the Transactions not be

                                     -56-

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

consummated as provided in the applicable Alliance Agreement or imposing, in the reasonable opinion of SRI, any Burdensome Condition on SRI, its Affiliates or any Alliance JVC; provided that, as of such date, SRI shall have used its, and shall have caused its Affiliates to have used their, best efforts (but without the incurrence of any unreasonable cost or liability) to contest (by appropriate means) such injunction, writ or order.

9.06 NO GOVERNMENT PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other legal or administrative proceeding shall be pending or threatened as of the Closing Date which (a) seeks to prevent or restrict the consummation of any material part of the Transactions, or (b) questions the validity or legality of any of the Transactions and which, in either case, in the reasonable opinion of SRI, has such reasonable likelihood of ultimate success as to make proceeding with the Closing contrary to the best interests of SRI; provided that as of such date, SRI shall have used its, and shall have caused its Affiliates to have used their, best efforts, but without the incurrence of any unreasonable cost or liability to contest (by appropriate means) such suit, action, investigation, inquiry or other proceeding.

9.07 ADEQUATE ASSURANCES. SRI shall have received adequate assurance that the Japan JVCs will have, prior to any Global Exit or Regional Exit, all the necessary rights to use the applicable Goodyear Trademarks, including without limitation, the "Goodyear" trademarks, in order to carry on the businesses comprehended within the definition of "Goodyear Businesses" as set forth, respectively, in each of the Japan OE JV Agreement and the Japan Replacement JV Agreement, substantially as such businesses were carried on by Goodyear and its applicable Affiliates prior to the Closing.

9.08 LABOR MATTERS. The Parties and their Affiliates shall have completed all necessary consultations with unions, works' councils and other employee representatives.

9.09 INITIAL SALES PLAN. The Parties shall have agreed on the Initial Sales Plan for each of the Europe JVC, the North America JVC, the Japan OE JVC and the Japan Replacement JVC, the format for which is set forth in Schedule 8.09.

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                                   X-10.1-67

9.10 NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred in the financial condition, assets or operation of Goodyear Great Britain Limited, Deutsche Goodyear GmbH, Gummiwerke Fulda GmbH, Goodyear Luxembourg Tires, Goodyear France S.A., Goodyear Italiana SpA, or the Goodyear business in Japan to be included in the Japan OE JVC and the Japan Replacement JVC, such Goodyear businesses taken as a whole, except for events of the kind referred to in the first two sentences of Article 6.16(g) of the Europe JV Agreement and except for such changes as shall have resulted solely from the entering into of the Alliance Agreement or the consummation of any of the Transactions.

                                    ARTICLE X

                                CROSS INVESTMENTS
                                -----------------

10.01 NO REDEMPTION OF NOTES. Notwithstanding any other provisions set forth in the Note Purchase Agreements or the Notes issued pursuant thereto or in the other Alliance Agreements, if the Closing takes place as provided for herein and if no Global Exit has occurred on or before July 1, 2000, then

           (a) Goodyear (i) shall not redeem the Goodyear Note pursuant to
Section 4(a) of the Goodyear Note Purchase Agreement; (ii) shall, during the Conversion Period specified in the SRI Note, take all necessary steps to convert the SRI Note into shares of SRI Common Stock, as provided in the SRI Note; and
(iii) shall cooperate with SRI in SRI's conversion of the Goodyear Note into shares of Goodyear Common Stock, as provided in the Goodyear Note.

           (b) SRI (i) shall not redeem the SRI Note pursuant to Section 4(a) of the SRI Note Purchase Agreement; (ii) shall, during the Conversion Period specified in the Goodyear Note, take all necessary steps to convert the Goodyear
Note into shares of Goodyear Common Stock, as provided in the Goodyear Note; and
(iii) shall cooperate with Goodyear in Goodyear's conversion of the SRI Note into shares of SRI Common Stock, as provided in the SRI Note.

10.02 MAINTENANCE OF CROSS INVESTMENTS. (a) Subject to the provisions of paragraphs (b) and (c) of this Article 10.02, following the conversion of the Goodyear Note and the SRI Note and so long as no Global Exit shall have occurred,

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                                  X-10.1-68

Goodyear shall not purchase, sell or dispose of or otherwise transfer (whether for cash or other consideration) its interest (including any beneficial interest as defined under the 1934 Act), in any shares of SRI Common Stock or other voting securities of SRI without the prior written consent of SRI and SRI shall not so purchase, sell or dispose of or otherwise transfer (whether for cash or other consideration) its interest in any shares of Goodyear Common Stock or other voting securities of Goodyear without the prior written consent of Goodyear; provided that both Goodyear and SRI may from time to time purchase such shares of the other's Common Stock as is necessary to maintain the investor's percentage interest in such other Party's total issued and outstanding shares of Common Stock as existed immediately following the conversion of the Goodyear Note and the SRI Note, respectively. In the event either Party makes a purchase as permitted by the preceding proviso clause, it shall promptly give written notice thereof to the other Party.

           (b) In the event Goodyear issues additional shares of its Common Stock and if, as a result of such issuance, SRI's percentage interest in Goodyear Common Stock is reduced, SRI shall be entitled to purchase, on the open market or in negotiated private transactions, such additional shares as shall allow it to obtain the same percentage interest as it had immediately following the conversion of the Goodyear Note. Goodyear shall furnish to SRI within 45 days of the close of each calendar quarter, notice of the total number of issued and outstanding shares of Goodyear Common Stock. In addition, Goodyear shall, promptly (and in any event within five working days) upon a request from SRI, furnish SRI with the total number of issued and outstanding shares of Goodyear Common Stock on the date of such request.

           (c) In the event SRI issues additional shares of its Common Stock and if, as a result of such issuance, Goodyear's percentage interest in SRI Common Stock is reduced, Goodyear shall be entitled to purchase, on the open market or in negotiated private transactions, such additional shares as shall allow it to obtain the same percentage interest as it had immediately following the conversion of the SRI Note. SRI shall furnish to Goodyear (i) within 45 days of the close of each calendar quarter, notice of the total number of issued and outstanding shares of SRI Common Stock and (ii) promptly following recommendation by the SRI Board of Directors of a date on which a dividend on SRI Common Stock will be paid, but not later than fourteen (14) days preceding such dividend payment date, notice of such dividend payment date and of the total number of shares of SRI Common Stock (x) issued and outstanding on the date of such recommendation and (y), unless prohibited by law, projected to be issued and outstanding on the

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

forthcoming dividend payment date. In the event that Goodyear notifies SRI that Goodyear is unable to purchase on the open market or in negotiated private transactions, such additional shares as shall allow it to maintain the same percentage interest as it had immediately following the conversion of the SRI Note, then SRI shall, to the extent permitted by applicable law, at SRI's election, either

(i) issue to Goodyear at the then current market price such additional shares as shall allow Goodyear to maintain the same percentage interest as it had immediately following the conversion of the SRI Note, or

(ii) use its best efforts (but without the incurrence of unreasonable cost or liability) to arrange for Goodyear to purchase at the then current market price from a third party such additional shares as shall allow Goodyear to maintain the same percentage interest as it had immediately following the conversion of the SRI Note, or

(iii) use its best efforts (but without the incurrence of unreasonable cost or liability) to take such other measures, as shall allow Goodyear to maintain the same percentage interest as it had immediately following the conversion of the SRI Note.

In addition, SRI shall promptly (and in any event within five working days) upon a request from Goodyear, furnish Goodyear with the total number of issued and outstanding shares of SRI Common Stock on the date of such request.

           (d) So long as neither Party has given notice to the other Party pursuant to Article 17.03(a) of its intention to exercise a Global Exit Right and for a period of eighteen (18) months after the giving of such notice, Goodyear and SRI each shall not participate in any attempt to effect a hostile takeover involving the other Party; provided that nothing in this Article 10.02(d) shall be deemed to require either Party to violate any provision of applicable law or any fiduciary obligation arising under applicable law.

           (e) In relation to Goodyear's holding of SRI Common Stock, Goodyear shall (at its sole cost) appoint a standing proxy in Japan or file a notice of mailing address in Japan in accordance with the Articles of Incorporation and Share Handling Regulations of SRI. Accordingly, all and any notices to be given by SRI to Goodyear as a registered shareholder pursuant to the Japanese Commercial Code and/or SRI's Articles of Incorporation and Share Handling Regulations will be given to such standing proxy and sent to such mailing address in Japan.

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                                  X-10.1-70

10.03 GOODYEAR RIGHT TO NOMINATE SRI DIRECTOR. (a) So long as Goodyear owns at least ten percent (10%) of the total issued and outstanding shares of SRI Common Stock, with effect from the annual meeting of SRI shareholders in 2001, SRI shall use its best efforts (but without the incurrence of unreasonable cost or liability) to ensure that such person as Goodyear may from time to time nominate will be elected to its Board of Directors (or any successor governing board) provided that if the person nominated is not an executive of Goodyear, Goodyear must obtain SRI's consent to the nomination, which consent shall not be unreasonably withheld or delayed. If SRI shall not consent to a particular nominee, Goodyear shall have the right to select an alternative nominee, subject to the same right of SRI to give or withhold its consent. Upon SRI's request, Goodyear shall promptly provide it with details of the name, title, relevant professional experience and such other information as may reasonably be needed to prepare the agenda for each annual meeting of SRI's shareholders.

           (b) The Goodyear-nominated director shall serve as a non-executive (i.e. part-time or "hijokin") director of SRI and shall be entitled to attend all meetings of SRI Directors, to receive all notices provided to SRI non-executive Directors, and generally to enjoy the rights (other than compensation-related benefits) which would be enjoyed by any other non-executive SRI director. Without limiting the foregoing, the Parties anticipate that the Goodyear-nominated director will attend the twice-yearly meetings of the SRI Board of Directors at which financial results are considered.

           (c) In order to facilitate scheduling by the Goodyear-nominated director, SRI shall send to the Goodyear-nominated director, in December of each year, the anticipated dates of each regular monthly meeting of the SRI Board of Directors for the forthcoming year, and informal preliminary notice of each meeting at least 30 days prior to each such meeting. In order that the Goodyear-nominated director shall have a simultaneous English translation of the proceedings of each meeting attended, he or she shall, at Goodyear's expense, be
(i) entitled to bring one assistant (who shall be an employee of Goodyear or an Affiliate of Goodyear) to any meeting of the SRI Board of Directors attended by him or her, and (ii) SRI shall, at Goodyear's expense, provide such technical assistance as may be necessary.

           (d) Following the first anniversary of the Closing, and assuming no Global Exit has occurred, so long as Goodyear owns at least ten percent (10%) of the total

                                  X-10.1-71
issued and outstanding shares of SRI Common Stock, and until a Goodyear-nominated director shall have been elected to the SRI Board of Directors, SRI shall permit Goodyear to send a Goodyear executive (or another person reasonably satisfactory to SRI) to attend meetings of the SRI Board of Directors. The provisions of the final sentence of paragraph (b) and the provisions of paragraph (c) of this Article 10.03 shall apply during this period.

           (e) If at any time following the first anniversary of the Closing, SRI becomes aware that Goodyear owns less than ten percent (10%) of the total issued and outstanding shares of SRI Common Stock (otherwise than by reason of a Global Exit or a disposal otherwise permitted by the terms of the Alliance Agreements), then SRI shall promptly so notify Goodyear and Goodyear shall, nevertheless, continue to have the rights afforded it by this Article 10.03 for a period of 180 days after such notification from SRI, during which period Goodyear shall be entitled to purchase shares of SRI Common Stock as provided in
Article 10.02(c) hereof.

                                   ARTICLE XI

                          GLOBAL OE CUSTOMER RELATIONS
                          ----------------------------

11.01 GLOBAL MANAGEMENT OF RELATIONSHIPS WITH JAPAN ORIGINAL EQUIPMENT MANUFACTURERS. SRI, through the Japan OE JVC, will be responsible for the management of relationships relating to the business under Goodyear's Trademarks and SRI's Trademarks of the JVCs (a) with Japan-origin Automotive OEMs and (b) with motorcycle OEMs and ATV OEMs regardless of origin. In addition to the specific responsibilities delegated to SRI appointees in the Europe JVC and the North America JVC, this management responsibility will include global coordination of the relationship with Japan-origin original equipment manufacturers, as follows:

                           (i) to collect information on the activities of Japan-origin OEMs and their strategies and provide them to each JVC;

                           (ii) to indicate to each JVC the direction and strategy of SRI consistent with the information provided;

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                                  X-10.1-72

                           (iii) to indicate the direction and strategy of SRI on how to target the Japan-origin OEMs regarding car model, including tire specifications and tire brand as appropriate;

                           (iv) the information and communication in (i), (ii) and (iii) above will be provided in advance for a rolling three (3) year period;

                           (v) subject to the terms and conditions of the Technology JV Agreement and technology license agreements constituting Alliance Agreements, SRI will support the activity undertaken by each JVC for obtaining technical homologation to realize specifications which work will primarily be done by each JVC; this will include a decision on which green tires should be used; and

                           (vi) subject to the terms and conditions of the Technology JV Agreement and technology license agreements constituting Alliance Agreements, SRI will support the sales and marketing efforts of the JVCs with the relevant OEMs either by sending SRI people from time to time or stationing them in the JVC.

                  Notwithstanding any other provision of this Article XI, the responsibility for global management of the relationship with Japanese-origin Automotive OEMs and with motorcycle and ATV OEMs regardless of origin shall be exercised within the parameters of (a) a strategic plan for the global development of the Japan-origin OEMs' business and (b) the respective Business Plan for each JVC.

11.02 GLOBAL MANAGEMENT OF RELATIONSHIPS WITH NON-JAPAN ORIGINAL EQUIPMENT MANUFACTURERS. Goodyear will be responsible for the management of relationships relating to the business under Goodyear's Trademarks and SRI's Trademarks of

                                  X-10.1-73
the JVCs with Non-Japan-origin Automotive OEMs. In addition to the responsibilities of the Goodyear appointees in the Europe JVC, the North America JVC and the Japan OE JVC, this management responsibility will include global coordination of the relationship with non-Japan-origin original equipment manufacturers similar to those activities described in Article 11.01 above.

11.03 EXPENSES OF GLOBAL OEM RELATIONSHIP. All reasonable expenses of SRI or the Japan OE JVC in providing any assistance, information or staff at the request of the Europe JVC or the North America JVC to administer the activities listed in
Article 11.01 above shall be borne by the Europe JVC or the North America JVC, as the case may be. All reasonable expenses of Goodyear or of any Affiliate of Goodyear in providing any assistance, information or staff at the request of any JVC in order to administer activities pursuant to Article 11.02 above, in connection with global relationships with Non-Japan-origin Automotive OEMs shall also be borne by the JVC which requests the services. Those staff of SRI and Goodyear required initially by the JVCs shall be determined prior to Closing.

11.04 FUTURE DEVELOPMENTS. In the event a Japanese company assumes control over a Non-Japan-origin OEM or a non-Japanese company assumes control over a Japan-origin OEM, SRI and Goodyear will discuss whether any resulting cultural, administrative or operating changes in the OEM over which control has been assumed would make it necessary or advisable for the Parties to shift the global relationship management of the OEM from Goodyear to SRI or from SRI to Goodyear, as the case may be. Such a shift (a) would be subject to such transition period and transition procedures as SRI and Goodyear may agree, and (b) will have no effect on the obligations of the Japan OE JVC pursuant to Article 17.01(i) hereof.

                                   ARTICLE XII

                          SALES OF SUMITOMO BRAND TIRES
                          -----------------------------

           Notwithstanding anything to the contrary in the Alliance Agreements, SRI agrees that if the aggregate number of "Sumitomo" brand tires manufactured by or for SRI (and its Affiliates) and for supply to the European Territory and the North American Territory in any calendar year exceeds ten percent (10%)) of the manufacturing capacity for such calendar year of the plants owned by SRI and its Affiliates on the date hereof in Japan and Indonesia, SRI will pay Goodyear a

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                                  X-10.1-74
commission equal to five percent (5%) of the net sales price charged by SRI and/or its Affiliates on such excess tire sales.

                                  ARTICLE XIII

               MONITORING THE ALLIANCE AND CONTINUING COOPERATION
               --------------------------------------------------

13.01 TOP LEVEL MEETINGS AND GENERAL COOPERATION. Goodyear and SRI shall meet regularly to review the functioning of the Alliance and to discuss additional business opportunities including possible geographic or functional extensions of the Alliance. Notwithstanding any other meetings and discussions the Parties may have, Goodyear and SRI shall hold at least two Top Level Meetings per year. As used in this Agreement, a Top Level Meeting shall mean a meeting between, on the one hand, one or two persons who hold the title of chairman, chief executive officer, chief operating officer, and/or president of Goodyear and, on the other hand, one or two persons who hold the title of chairman or president of SRI. These meetings shall be at such times and places as the Parties may agree.

13.02 COOPERATION ON TRADEMARK MATTERS. (a) In order to maintain global consistency in the form and presentation of the "Dunlop" and D device trademarks, Goodyear and SRI shall consult and cooperate with each other (and, if and to the extent that either of them considers it necessary or desirable, with other owners of the "Dunlop" and D device trademarks), and shall procure that their respective Affiliates so consult and cooperate, concerning any proposed change in the form and/or presentation of any of the "Dunlop" or D device trademarks in relation to any of the Licensed Products and in particular concerning any proposed change to or waiver of the requirements of the Dunlop Corporate Trade Mark Manual of which either of them or any of their respective Affiliates becomes aware.

           (b) Without prejudice to the generality of the foregoing, none of Goodyear, the JVCs or their respective Affiliates shall use any trademark consisting of or including the word "Dunlop" or the D device in conjunction with any of the Goodyear Primary Trademarks.

           (c) In the event that, after the signing of this Agreement, a new trademark including the word "Dunlop" or the D device is created which is proposed to be used for Licensed Products, Goodyear and SRI shall consult with

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                                  X-10.1-75
and provide information to each other (and shall procure that their respective Affiliates proposing to use the said trademark so consult and provide information) about the proposed trademark, including in such information a general description of the product or purposes for which it is proposed to be used and the country or countries where is it is proposed to be used.

                                   ARTICLE XIV

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

         The respective representations and warranties of Goodyear and SRI contained in the Alliance Agreements or in the certificates or other documents delivered pursuant to Articles 5.03, 8.03 or 9.03 hereof shall survive the Closing as follows:

(i) in respect of claims under the representations and warranties referred to in Article 15.02(b)(iii)(x) and (y), until:

        (a)     Title to Property - the second anniversary of the Closing Date;

        (b)     Intellectual Property - the fifth anniversary of the Closing
                Date;

        (c) Environmental, Health & Safety - the third anniversary of the Closing Date;

        (d) Undisclosed Liabilities, etc - the second anniversary of the Closing Date;

(ii) in respect of claims under the representations and warranties relating to Tax referred to in Article 15.02(b)(iv) - the date which is 120 days following the expiry of the relevant statutory limitation period; and

(iii) in the case of all other representations and warranties - until the second anniversary of the Closing Date.

PROVIDED, HOWEVER, that each such representation and warranty and the Liability of any Party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to Liability or liquidated as to amount, with respect to which such Party has been given written notice by the other Party prior to the expiration of the survival period specified above if arbitration in respect thereof has been commenced pursuant to the terms of Article XVI hereof within six (6) months after the expiration of said period.

                                  X-10.1-76

                                   ARTICLE XV

                                 INDEMNIFICATION
                                 ---------------

15.01 AGREEMENTS TO INDEMNIFY. (a) GOODYEAR INDEMNIFICATION OF SRI. Subject to the conditions and provisions set forth herein, Goodyear shall indemnify, defend and hold harmless, and cause its Affiliates to indemnify, defend and hold harmless, SRI and its Affiliates (other than a JVC, which shall be indemnified pursuant to Article 15.01(b)) from and against any and all claims and/or Damages which may be asserted against or suffered by SRI or any such Affiliates as a result or on account of any breach of any representation, warranty or covenant on the part of Goodyear or any of its Affiliates made in the Alliance Agreements or any other document or instrument which is an exhibit or schedule thereto or is delivered by Goodyear pursuant thereto; provided that neither SRI nor any such Affiliate of SRI shall be entitled to indemnification hereunder for claims or Damages suffered solely as a shareholder of a JVC, it being understood that indemnification under this Article 15.01(a) is intended to compensate and reimburse SRI and its non-JVC Affiliates only for direct claims or Damages suffered by SRI or any such Affiliate, as the case may be.

           (b) GOODYEAR INDEMNIFICATION OF THE JVCS. Subject to the conditions and provisions set forth herein, Goodyear shall indemnify, defend and hold harmless, or cause its Affiliates that are not JVCs to indemnify, defend and hold harmless, the JVCs from and against any and all claims and/or Damages which may be asserted against or suffered by the JVCs as a result or on account of any breach of any representation, warranty or covenant on the part of Goodyear or any of its Affiliates that are not JVCs made in the Alliance Agreements or any other instrument or document delivered by Goodyear pursuant thereto. At the election of the applicable JVCs, Goodyear agrees to make such indemnification under this Article 15.01 (b) by a capital contribution to the JVC suffering an indemnifiable loss (or in such other manner as the Parties agree).

           (c) SRI INDEMNIFICATION OF GOODYEAR. Subject to the conditions and provisions set forth herein, SRI shall indemnify, defend and hold harmless, and cause its Affiliates to indemnify, defend and hold harmless, Goodyear and its Affiliates (other than a JVC, which shall be indemnified pursuant to Article 15.01(d)) from and against any and all claims and/or Damages which may be asserted against or suffered by Goodyear or any such Affiliates as a result or on

                                  X-10.1-77
account of any breach of any representation, warranty or covenant on the part of SRI or any of its Affiliates made in the Alliance Agreements or any other document or instrument which is an exhibit or schedule thereto or is delivered by SRI pursuant thereto; provided that neither Goodyear nor any such Affiliate of Goodyear shall be entitled to indemnification hereunder for claims or Damages suffered solely as a shareholder of a JVC, it being understood that indemnification under this Article 15.01(c) is intended to compensate and reimburse Goodyear and its non-JVC Affiliates only for direct claims or Damages suffered by Goodyear or any such Affiliate, as the case may be.

           (d) SRI INDEMNIFICATION OF THE JVCS. Subject to the conditions and provisions set forth herein, SRI shall indemnify, defend and hold harmless, or cause its Affiliates that are not JVCs to indemnify, defend and hold harmless, the JVCs from and against any and all claims and/or Damages which may be asserted against or suffered by the JVCs as a result or on account of any breach of any representation, warranty or covenant on the part of SRI or any of its Affiliates that are not JVCs made in the Alliance Agreements or any other instrument or document delivered by SRI pursuant thereto. At the election of the applicable JVCs, SRI agrees to make such indemnification under this Article 15.01(d) by a capital contribution to the JVC suffering an indemnifiable loss (or in such other manner as the Parties agree).

           (e) NO INDEMNIFICATION BY JVCS. Notwithstanding any other provision of the Alliance Agreements, none of the Alliance JVCs shall be required to indemnify Goodyear or SRI or any of their respective Affiliates (or to contribute to such indemnification) for any claims or Damages arising from a breach of any representation, warranty or covenant made on the part of SRI or Goodyear in the Alliance Agreements or any other document or instrument which is an exhibit or schedule thereto or is delivered pursuant thereto by Goodyear or SRI or any of their respective Affiliates.

15.02 CLAIMS AND DAMAGES. (a) Notwithstanding any provision of the Alliance Agreements to the contrary, an Indemnifying Party shall not be required to indemnify, defend or hold an Indemnified Party harmless against or reimburse the Indemnified Party for any claims and/or Damages pursuant to Article XV hereof unless the Indemnified Party has notified the Indemnifying Party in writing in accordance with Article 15.03 of a pending or threatened claim with respect to such matters within the applicable survival period set forth in Article XIV hereof (subject to the proviso clause of such Article XIV).

                                  X-10.1-78

         (b) Subject to the provisions of Article 15.02(c) and (d) hereof, an Indemnifying Party shall not be required to indemnify, defend or hold an Indemnified Party harmless against or reimburse the Indemnified Party for any claims or Damages pursuant to this Article XV:

                  (i) with respect to any claim, unless the amount of such claim is in excess of US $100,000 in which case the whole amount shall be covered by indemnification; and

                  (ii) until the aggregate amount of the Indemnified Party's claims and/or Damages (other than individual claims equal to or less than US $100,000 per claim and other than claims and/or Damages indemnified pursuant to
                           Article 15.02(c)) exceeds US $15 million, where Goodyear (together with its Affiliates as a group) is the Indemnified Party, or US $5 million, where SRI (together with its Affiliates as a group) is the Indemnified Party), after which the Indemnifying Party shall be obligated for all the Indemnified Party's claims and/or Damages in excess of such amount.

                  (iii) Subject to the provisions of Article 15.02(c) and (d) hereof, the cumulative indemnification obligation of the Indemnifying Party shall not exceed US $300 million, where SRI (or one of its Affiliates) is the Indemnifying Party or US $100 million, where Goodyear (or one of its Affiliates) is the Indemnifying Party; except that in the case of any breaches of the following representations and warranties the cumulative indemnification obligation of the Indemnifying Party shall not exceed US $500 million, where SRI (or one of its Affiliates) is the Indemnifying Party or US $170 million, where Goodyear (or one of its Affiliates) is the Indemnifying Party:

                           (x) Where Goodyear (or one of its Affiliates) is the Indemnifying Party:

                                Title to Property: Article 6.11(a), (b) and (c) of the Europe JV Agreement and Section 1.10(a) of Schedule 7 of the Japan Replacement JV Agreement, and clause 10(a) of Schedule 5 to the Japan OE JV Agreement;

                                Intellectual Property - Trademarks: Article
                                6.12(d), (e) and (f) of the Europe JV Agreement, clause 1.11 of

                                  X-10.1-79

                                Schedule 7 to the Japan Replacement JV
                                Agreement and clause 11 of Schedule 5 to the Japan OE JV Agreement;

                                Environment, Health and Safety: Article 6.17 of the Europe JV Agreement;

                                Undisclosed Liabilities, etc: Article 6.23 of the Europe JV Agreement and clause 3 of Schedule 5 to the Japan OE JV Agreement.

                           (y) Where SRI (or one of its Affiliates) is the Indemnifying Party:


                                Title to Property: Article 5.11(a), (b) and (c) of the Europe JV Agreement and Article 7.11 (a),
                                (b) and (c) of the North America JV Agreement, and Article 7.11(a), (b) and (c) of the Replacement Sales Asset Purchase Agreement, and clause 1.8 of Schedule 6 of the Japan OE JV Agreement;

                                Intellectual Property - Trademarks: Article
                                5.12(d), (e) and (f) of the Europe JV Agreement and Article 7.13(d), (e) and (f) of the North America JV Agreement, Article 7.13(d), (e) and
                                (f) of the Replacement Sales Asset Purchase
                                Agreement, and clause 1.9 of Schedule 6 of the Japan OE JV Agreement (to the extent it relates to Trademarks);

                                Environment, Health and Safety: Article 5.17 of the Europe JV Agreement and Article 7.17 of the North America JV Agreement and Article 7.17 of the Replacement Sales Asset Purchase Agreement;

                                Undisclosed Liabilities, etc: Article 5.23 of the Europe JV Agreement and Article 7.23 of the North America JV Agreement and Article 7.23 of the Replacement Sales Asset Purchase Agreement, and clause 6 of Schedule 6 of the Japan Replacement JV Agreement.

                  (iv) The provisions of Article 15.02(b)(i) and (ii) shall not apply to any claim under Articles 5.10(a) and 6.10(a) of the Europe JV Agreement, Articles 9.2(a) and (b) of the North America JV Agreement, Clause 8.1 of Schedule 6 and Clause 1.9 of Schedule 7 of the Japan Replacement JV Agreement and

                                  X-10.1-80

                          Articles 9.2(a) and (b) of the Replacement Sales Asset Agreement.

                  (v) For the purposes hereof, a "claim" shall include all losses or costs arising from a single set of facts, circumstances or events.

         (c) Notwithstanding the provisions of Article 15.02(b) and 15.02(d) hereof, but subject to the remaining provisions of Article XV:

                  (i) SRI shall indemnify, defend and hold Goodyear and any JVC harmless against and reimburse Goodyear and any JVC for any claims and/or Damages arising from any of the matters specified on Schedule 15.02(c)(i) hereto; and

                  (ii) Goodyear shall indemnify, defend and hold SRI and any JVC harmless against and reimburse SRI and any JVC for any claims and/or Damages arising from any of the matters specified on Schedule 15.02(c)(ii) hereto.

         The Parties agree that with respect to any matter for which a Party is entitled to a right of indemnification pursuant to this Article 15.02(c), the Indemnified Party shall and shall cause each of its Affiliates controlled by it to use their best efforts (without the incurrence of unreasonable cost or liability) to:

         (A) prevent the occurrence of any act or omission which may have the effect of giving rise to (or increasing), and to mitigate and minimize to the fullest extent possible, a potential liability of an Indemnifying Party;

         (B) keep the Indemnifying Party fully informed of all material matters relating to the matter and promptly deliver to the Indemnifying Party copies of all correspondence and documents relating thereto;

         (C) obtain the Indemnifying Party's prior written approval (not to be unreasonably withheld or delayed) to the agreement of any matter or the taking of any significant decision (including the taking of such steps as the Indemnifying Party shall reasonably require) which is likely to materially affect any future liability of the Indemnifying Party;

         (D) take all reasonable steps to minimize the expenditure required to remedy the effect of the matter; and

                                  X-10.1-81

         (E) claim on any applicable then existing insurance policy providing cover in respect of any liability arising in respect of the matter in advance of making any claim against the Indemnifying Party;

         provided that (i) the failure of the Indemnified Party to comply with the provisions of this sentence shall not excuse the Indemnifying Party from its obligations under Article 15.02(c) and; (ii) if such failure of the Indemnified Party shall be a material failure and shall cause the cost of the matter indemnified against to increase, the Indemnifying Party shall not be responsible for the amount of the increased cost.

         (d) An Indemnifying Party shall not be required to indemnify, defend or hold an Indemnified Party harmless against or reimburse the Indemnified Party for any claims and/or Damages pursuant to this Article XV:

                  (i) to the extent that the matter giving rise to the claim and/or Damages would not have arisen but for the passing of, or a change after the Closing Date in a law, rule or regulation of any Authority or an increase in the Tax rates or an imposition of Tax, in each case not actually or prospectively in force at the Closing Date; or

                  (ii) if and to the extent the claims and/or Damages arise from a matter specified on Schedule 15.02(c)(i) or
                            Schedule 15.02(c)(ii), as the case may be, and such claims and/or Damages have been paid or reimbursed under Article 15.02(c).

                  (iii) to the extent that it can be demonstrated that the matter giving rise to the claim and/or Damages has been taken account of or otherwise reflected:

                            (A) where the Indemnifying Party is Goodyear, in the
                                Goodyear Closing Balance Sheet (as defined in
                                Article 3.01(b) hereof) or in the projected earnings on an EBITDA basis in respect of the Goodyear JV Companies for the period ending December 31, 1998 contained in the financial information delivered by or on behalf of

                                  X-10.1-82

                                Goodyear to SRI in November 1998 and on which the Balancing Payments (as referred to in the Europe JV Agreement and the North America JV Agreement) were agreed; or



                            (B) where the Indemnifying Party is SRI, in the SRI
                                Closing Balance Sheets (as defined in Article 3.01(a) hereof) or in the projected earnings on an EBITDA basis in respect of the SRI Major European Companies or DTC for the period ending December 31, 1998 contained in the financial information delivered by or on behalf of SRI to Goodyear in November 1998 and on which the Balancing Payments (as referred to in the Europe JV Agreement and the North America JV Agreement) were agreed;



                  (iv) to the extent that the matter giving rise to the claim and/or Damages has been compensated or otherwise resolved in the adjustments made in accordance with Article III hereof; or

                  (v) to the extent that the matter giving rise to the claim and/or Damages arises as a result of the application of Article 3.1(c) or 3.2(c) of the Europe JV Agreement, Articles 3.3 or 7.2 of the Japan OE JV Agreement or Article 3.7 of the Japan Replacement JV Agreement, and the Indemnifying Party (or an Affiliate controlled by it) has complied with its obligations thereunder.



15.03 METHOD OF ASSERTING CLAIMS, ETC. All claims by an Indemnified Party under this Article XV shall be asserted and resolved as follows:

           (a) In the event that (i) any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (such claim or demand being a "THIRD PARTY CLAIM") or (ii) any Indemnified Party hereunder should have a claim or demand against any Indemnifying Party hereunder which

                                  X-10.1-83
is not a Third Party Claim (such claim or demand being a "DIRECT CLAIM"), the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand in writing, specifying the nature of and the specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible to determine (which estimate shall not be conclusive of the final amount of such claim or demand) (a "CLAIM NOTICE"); PROVIDED, HOWEVER, that any failure to give such notice will not result in a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced.

           (b) In the event of a Third Party Claim, the Indemnifying Party may, and upon request of the Indemnified Party shall, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any other Person the Indemnifying Party may designate in connection with such claim or demand and the Indemnifying Party shall pay the fees and disbursements of such counsel with regard thereto. In the event an Indemnifying Party shall retain such counsel, an Indemnified Party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and such Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between such Indemnified Party and any other Person represented by such counsel in such proceeding in which case, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the Indemnified Party. No Indemnifying Party shall be liable to an Indemnified Party for any settlement of any action or claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall have the right to direct the defense or settlement of any Third Party Claim, but shall not, without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim or consent to entry of any judgment which does not include as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party and its Affiliates from all Liability in respect of such claim. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate, and shall use all reasonable efforts to cause its Affiliates to cooperate, with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent

                                  X-10.1-84
records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control, and shall use all reasonable efforts to cause its Affiliates to make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the possession or under the control of any of them relating thereto, in each case as is reasonably required by the Indemnifying Party.

           (c) In the event of a Direct Claim, if the Indemnifying Party notifies the Indemnified Party in writing within ninety days of receipt of a Claim Notice that it does not dispute such claim, the amount of such claim shall be conclusively deemed a Liability of the Indemnifying Party hereunder and shall be promptly paid by the Indemnifying Party to the Indemnified Party.

           (d) In the event that there is an audit, court proceeding or other similar investigation or dispute with respect to any Tax matter relating to any shares, assets or business transferred to any JVC for the period prior to or up to and including the Closing Date, the Party hereto that transferred such shares, assets or business (Goodyear, SRI or their Affiliates as the case may be) shall have the right to represent the interests in, (at its expense) to employ counsel of its choice and to control the conduct of, such audit, court proceeding or similar investigation or dispute, including settlement or other disposition thereof; PROVIDED, that the Party hereto which transferred such shares, assets or business to the JVC shall pay any tax deficiency or other Liability adjudged and shall otherwise make the applicable JVC whole; and PROVIDED, FURTHER, that, if such audit, court proceeding or similar investigation or dispute may materially and adversely affect the tax position of the transferee JVC, then the transferee shall have the right to consult with such transferor and any settlement or other disposition thereof may only be with the prior written consent of such transferee JVC, which consent will not be unreasonably withheld.

15.04 CONSEQUENTIAL AND PUNITIVE DAMAGES. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY OR ANY AFFILIATE OF SUCH PARTY SHALL BE LIABLE DIRECTLY TO THE OTHER PARTY OR ANY AFFILIATE OF SUCH OTHER PARTY FOR CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF MATTERS UNDER THE ALLIANCE AGREEMENTS, EXCEPT THAT THE FOREGOING SHALL NOT APPLY TO AN INDEMNIFYING PARTY'S INDEMNIFICATION OBLIGATIONS HEREUNDER TO PAY CONSEQUENTIAL AND PUNITIVE DAMAGES SUFFERED BY AN INDEMNIFIED

                                  X-10.1-85

PARTY AS A RESULT OF, PURSUANT TO, OR ASSERTED AS A PART OF A THIRD-PARTY CLAIM BUT ONLY TO THE EXTENT OF SUCH THIRD-PARTY CLAIM.

15.05 THIRD-PARTY BENEFICIARIES. Any Indemnified Party not a Party to this Agreement shall be a third-party beneficiary of this Agreement for purposes of this Article XV, provided, however, that all claims for indemnification made pursuant to the Alliance Agreements shall be made in the name of or on behalf of the Indemnified Party by a Party to this Agreement or such Party's successor or permitted assign.

15.06 OTHER MATTERS.

           (a) In the case of a claim for Damages suffered in relation to a loss incurred by a JV Company which gives such JV Company the right to claim indemnification pursuant to Article 15.01, the Parties hereto agree (i) that such JV Company shall be deemed to be the "Indemnified Party" for purposes of
Article XV, and (ii) neither Party hereto shall have a right to claim indemnification for any corresponding loss it suffers solely as a result of its equity ownership of such JV Company.

           (b) An Indemnified Party shall be required to mitigate any Damage which it may incur in consequence of a matter giving rise to a claim brought under the Alliance Agreements.

           (c) An Indemnified Party (and its Affiliates) are not entitled to recover more than once in respect of any one matter giving rise to a claim and/or Damages.

                                   ARTICLE XVI

                             SETTLEMENT OF DISPUTES
                             ----------------------

16.01 INFORMAL DISPUTE RESOLUTION. The Parties acknowledge that, due to the complex and long-term nature of the Transactions, the Alliance Agreements may not expressly provide for every contingency in respect of their business relationship. Accordingly, if there shall be any dispute, controversy or claim

                                  X-10.1-86

("Dispute") between Goodyear and/or its Affiliates on the one hand and SRI and/or its Affiliates on the other hand, arising out of, relating to, or connected with the Alliance or any of the Alliance Agreements, the breach, termination or invalidity thereof, or the provisions contained therein, and if the executives of the applicable JV Company have been unable to resolve the Dispute, the Parties shall use their respective commercially reasonable efforts to resolve the matter on an amicable basis and in a manner fair and equitable to the Parties hereto. If one Party notifies the other Party in writing that a Dispute has arisen and requests a Top Level Meeting, then within a period of 60 days from such notice, the Chief Executive Officer or President of Goodyear and the Chairman or President of SRI shall meet and attempt to resolve the matter. No recourse to further proceedings under this Agreement shall take place unless and until the Parties have taken all reasonable steps to ensure that such Top Level Meeting occurs; provided that if no Top Level Meeting has taken place within ninety (90) days of a request therefor by a Party, either Party may have recourse to further proceedings.

16.02 ARBITRATION. (a) Any Dispute arising out of, relating to or in connection with the Alliance Agreements, including, without limitation, any Dispute regarding the validity or termination thereof, or the performance or breach thereof, or regarding the entitlement of a Party to exercise a Global Exit Right or Regional Exit Right under the terms of Article XVII hereof (but not a Dispute solely involving valuation in the case of a Global Exit Right or a Regional Exit Right, which shall be resolved as set forth in such Article XVII or, as regards valuations in connection with new equity fundings of the JVCs under the relevant Shareholders Agreement) shall be finally settled by arbitration administered by the International Chamber of Commerce ("ICC"). The arbitration shall be conducted in accordance with the Rules of Arbitration of the ICC in effect at the time of the arbitration ("ICC Rules"), except as they may be modified herein or by agreement of Goodyear and SRI. The arbitration shall be conducted by three arbitrators appointed in accordance with the ICC Rules.

           (b) The place of arbitration shall be Paris, France and the proceedings shall be conducted in the English language.

           (c) The Award rendered by the arbitrators (the "Award") shall be final and binding on the Parties and their respective Affiliates. Judgment on the Award may be entered in the Supreme Court of the State of New York or the U.S. Federal Court for the Southern District of New York and for the purposes hereof the Parties agree to consent and cause their respective Affiliates to consent to the jurisdiction

                                  X-10.1-87
of such Courts. The Award may be enforced in any court having jurisdiction thereof.

           (d) In addition to any discovery permitted under the ICC Rules but subject to the determination of the tribunal, each Party shall produce relevant, non-privileged documents or copies thereof requested by the other Party within the time limits set by the tribunal. Depositions of Party witnesses may be ordered by the tribunal upon a showing of need.

           (e) All hearings shall be transcribed and the costs of such transcription shall be treated as costs of the arbitration.

           (f) By agreeing to arbitration, the Parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a Party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition to the authority conferred upon the tribunal by the ICC Rules specified above, the tribunal shall also have the authority to grant provisional remedies, including injunctive relief, and shall have the authority to award specific performance.

           (g) Except as may be required by applicable law or court order, the Parties agree to maintain confidentiality as to all aspects of the arbitration, including its existence and results, except that nothing herein shall prevent any Party from disclosing information regarding the arbitration for purposes of enforcing the Award or in any court proceeding involving the Parties. The Parties further agree to obtain the arbitrators' agreement to preserve the confidentiality of the arbitration.

                                  ARTICLE XVII

                   EXIT EVENTS AND TERMINATION OF THE ALLIANCE
                   -------------------------------------------

17.01 EXIT EVENTS. Subject to the provisions of Article 17.02, the occurrence of any of the following events or circumstances will trigger an exit right enabling

                                  X-10.1-88
either Goodyear or SRI, as the case may be, to exercise the rights granted to it by Articles 17.03 and 17.04, as indicated:

           (a) In the event of a change in control constituting a "takeover" of one Party, the other Party shall have a Global Exit Right. For the purposes hereof, the term "takeover" shall mean (i) the acquisition of substantially all the first Party's assets by another Person, or (ii) the acquisition by another Person of shares of the first Party's stock or other rights sufficient to confer on such other Person the effective right to elect a majority of the first Party's directors, or (iii) the merger of the first Party with or into another Person where the former shareholders of the first Party own less than fifty percent (50%) of the surviving entity.

           (b) In the event of the Bankruptcy of one Party, the other Party shall have a Global Exit Right.

           (c) If one Party (the "first Party") or any of its Affiliates either
(i) fails or refuses to issue shares of SRI Common Stock or Goodyear Common Stock (as the case may be) on conversion of the SRI Note or the Goodyear Note, in accordance with the terms of the applicable Note and the applicable Note Purchase Agreement, or (ii) commits a breach after Closing of any of its other obligations under the Alliance Agreements, which breach has a Material Adverse Effect on the rights of the other Party or its Affiliates under the Alliance Agreements, taken as a whole, and if the first Party has failed to remedy such breach in all material respects within 90 days of the other Party having notified the first Party in writing of the existence of the breach, the other Party shall have a Global Exit Right. For the purposes of this Article 17.01(c), a breach of any of the representations and warranties (as opposed to the covenants or other obligations) contained in the Alliance Agreements shall not constitute a "breach" under clause (ii) above unless the matter shall have been resolved pursuant to arbitration under Article XVI and the losing Party shall have failed to comply with the terms of the Award.

           (d) If a JVC adopts, or revises in a material respect, a Business Plan for the JVC of the type described in Article 9 of each of the Shareholders Agreements, and if the minority shareholder disagrees with the adoption or revision, the minority shareholder shall have a Global Exit Right, if the minority shareholder is SRI, or a Regional Exit Right, if the minority shareholder is Goodyear.

                                  X-10.1-89

           (e) If a JVC acquires or invests in, or divests or discontinues a business or assets which (i) either alone or taken together with any related prior transactions effected within the preceding twelve (12) months, have a fair market value equal to or less than twenty percent (20%), but more than ten percent (10%) of the fair market value of the Total Assets of the JVC immediately prior to the acquisition, investment, divestiture or discontinuance, or (ii) is a Strategic Investment, the minority shareholder shall have a Global Exit Right, if the minority shareholder is SRI, or a Regional Exit Right, if the minority shareholder is Goodyear.

           (f) If the minority shareholder of the Europe JVC or the North America JVC or the Japan OE JVC or the Japan Replacement JVC decides not to subscribe its pro rata share of any permitted new issue of Non-Voting Equity Capital authorized pursuant to the provisions of the Shareholders Agreement relating to that JVC, the minority shareholder shall have a Global Exit Right, if the minority shareholder is SRI, or a Regional Exit Right, if the minority shareholder is Goodyear.

           (g) If a JVC or the majority shareholder of a JVC takes an action which, in the reasonable opinion of the minority shareholder, has, or is likely to have, a continuing Material Adverse Effect on the tire business relating to the minority shareholder's primary brand whether the Material Adverse Effect occurs or will occur in the JVC and its Subsidiaries or elsewhere, the minority shareholder shall have a Global Exit Right, if the minority shareholder is SRI, or a Regional Exit Right, if the minority shareholder is Goodyear. For the purpose of this paragraph 17.01(g), the term "primary brand" means "Dunlop" in the case of SRI, and "Goodyear" in the case of Goodyear.

           (h) If at any time the minority shareholder's ownership of the shares of a JVC is less than ten percent (10%) of the combined Voting Equity Capital and Non-Voting Equity Capital of that JVC, then, if the affected JVC is the Europe JVC or the North America JVC, both the majority shareholder and the minority shareholder shall have a Global Exit Right or, if the affected JVC is the Japan OE JVC or the Japan Replacement JVC, both the majority shareholder and the minority shareholder shall have a Regional Exit Right.

           (i) If

                                  X-10.1-90

                  (1) in calendar year 2005, the number of OEM tires sold by the Japan OE JVC under the Goodyear Japan Trademarks represents less than a 6.0 percent share of the market for sales of tires to Japan-origin automotive OEMs in Japan for applications on passenger cars and light trucks, as such market is measured by the Japan Automobile Tire Manufacturers Association ("JATMA"), or such other organization as agreed by the Parties hereto; or

                  (2) in any two consecutive years beginning January 1, 2006 and ending December 31, 2009 (both dates being inclusive), the number of OEM tires sold by the Japan OE JVC under the Goodyear Japan Trademarks represents less than a 6.0 percent per annum share of the market defined in clause (1) above; or

                  (3) in any period of five consecutive calendar years commencing January 1, 2010, the number of OEM tires sold by the Japan OE JVC under the Goodyear Japan Trademarks represents less than an annual average share of 6.0 percent of the market defined in clause (1) above;

then Goodyear shall have a Global Exit Right; provided that Goodyear shall have complied with the provisions of Article 9.6 of the Shareholders Agreement for the Japan OE JVC; and provided, further, that a Global Exit Right triggered by this Article 17.01(i) shall, for purposes of Article 17.03, be deemed to arise on the date JATMA publishes its annual market figures showing the shortfall.

17.02 SUSPENSION OF EXIT RIGHTS. Notwithstanding any other provision of this Agreement, neither SRI nor Goodyear will exercise any Global Exit Right or Regional Exit Right pursuant to paragraphs (d) through and including (i) of
Article 17.01 prior to the fifth anniversary of the Closing; provided that following such fifth anniversary SRI and Goodyear may exercise any Global Exit Right or Regional Exit Right that may have accrued during the preceding five years but which such Party was restricted from exercising as a result of this
Article 17.02.

17.03 EXERCISE OF GLOBAL EXIT RIGHTS. (a) In the event either SRI or Goodyear shall obtain a Global Exit Right and such Global Exit Right shall be exercisable

                                  X-10.1-91
pursuant to Article 17.02, the Party obtaining the Global Exit Right may, at its option but in any event not later than three (3) months from the date such Global Exit Right has become exercisable, give written notice to the other Party of its intention to exercise such Global Exit Right; provided that notice of a Party's intention to exercise a Global Exit Right pursuant to Article 17.01(h) may be given at any time following the fifth anniversary of the Closing, so long as the condition giving rise to the Global Exit Right continues to exist. Such notice shall (except in the case of a Global Exit Right arising under Article 17.01(a), (b) or (h)) include an invitation for a Top Level Meeting to be held within 60 days following the date of such notice. Not more than 30 days after receiving the notice, the other Party shall respond and shall either agree to the date and place proposed for the Top Level Meeting, or shall propose an alternative date (being not later than 90 days from the date of the original notice) and place. At such Top Level Meeting the attendees shall discuss the circumstances giving rise to the Global Exit Right with a view to avoiding the exercise of such right by the Party entitled to it.

           (b) In the event the Parties are unable to agree a means by which exercise of the Global Exit Right may be avoided, or if the Top Level Meeting is not held within 90 days of the date of the original notice, the Party obtaining the Global Exit Right shall, if it so desires, notify the other Party in writing that it intends to proceed with the exercise of its Global Exit Right. The Parties shall then proceed to determine:

           (i) the fair value of the minority shareholder's shares (based on the minority shareholder's percentage of the aggregate Voting Equity Capital and Non-Voting Equity Capital) in the Europe JVC (the "Europe Value");

           (ii) the fair value of the minority shareholder's shares (based on the minority shareholder's percentage of the aggregate Voting Equity Capital and Non-Voting Equity Capital) in the North America JVC (the "North America Value");

           (iii) the relevant percentage of the book value of the net assets of the Japan Replacement JVC (such relevant percentage being the "Japan Replacement Value");

                                  X-10.1-92

           (iv) the book value of the net assets of the Japan OE JVC allocable to the Goodyear (and related) brands (the "Japan OE Goodyear Asset Value"); and

           (v) the relevant percentage of the book value of the net assets of the Japan OE JVC (such relevant percentage being the "Japan OE Share Value").

           For the purposes hereof:

           (w) "relevant percentage" means (x) in clause (iii), the percentage which corresponds to the percentage of the aggregate Voting Equity Capital and Non-Voting Capital of the Japan Replacement JVC owned by the majority shareholder, and (y) in clause (v), the percentage which corresponds to the percentage of the aggregate Voting Equity Capital and Non-Voting Equity Capital of the Japan OE JVC owned by the minority shareholder.

           (x) the Japan Replacement Value plus the Japan OE Goodyear Asset Value less the Japan OE Share Value shall equal the "Net Japan Value";

           (y) the Europe Value plus the North America Value plus the Net Japan Value shall equal the "Total Value"; and

           (z) each value referred to in clauses (i) through (v) shall be an "Exit Value."

In addition, for purposes of the computation of each of the book values under clauses (iii), (iv) and (v) above, net assets shall not include goodwill.

           (c) The notice provided for in Article 17.03(b) shall include that Party's estimate of each Exit Value. The other Party shall, within sixty (60) days of the receipt of such notice, either advise the first Party that it accepts each Exit Value indicated in such notice or propose an alternative estimate of each Exit Value. During the thirty (30) day period following receipt by the first Party of the response

                                  X-10.1-93
notice, the two Parties will consult and attempt to agree upon each Exit Value. In order to enable the Parties to determine the Exit Values, each Party shall provide the other Party and its professional advisers with access to such assets, documents (including working papers), accounting and other records and other information relating to the Joint Venture Companies within its possession or control as the other Party may reasonably require.

           (d) If the Parties are unable to agree upon each Exit Value within such thirty (30) day period, the Party desiring to exercise its Global Exit Right shall nominate in writing to the other Party its candidate to be the Expert to determine each Exit Value or, if the Parties so agree, to determine only those Exit Values which remain in dispute between the Parties. Within thirty (30) days of receipt of such notice, the other Party shall either accept the first Party's nominee or nominate in writing to the first Party its own candidate as Expert. Failure by the other Party to so accept or designate an alternative candidate within such thirty (30) day period shall cause the first Party's nominee to be the designated Expert. Nominees for Expert shall be partners, managing directors or their equivalent in investment banks of international standing; provided that the designated Expert's firm shall not have received material compensation from either SRI or Goodyear or their respective Affiliates during the preceding five (5) years. In the event that each Party has nominated an Expert, as soon as practicable, but not later than thirty (30) days from their appointment, the two nominees shall consult and select a third person, who shall also meet the eligibility criteria set forth in the preceding sentence and who shall be the designated Expert to perform the valuation services set forth in this Article 17.03(d). In the event the two nominees cannot agree on a third person to be the designated Expert, they shall submit the question to the then President of the London Investment Banking Association (or any successor organization), who shall select the designated Expert and whose selection shall be binding on both Parties; provided he or she meets the eligibility criteria set forth above. The Parties shall promptly cause to be furnished to the designated Expert such information concerning the JVCs as the Expert may reasonably request.

           (e) Within 30 days of the designation of the Expert, each Party shall submit to the Expert its own estimate of each Exit Value to be determined by the Expert. In relation to each such Exit Value, the Expert shall:

                  (i) if the two proposed estimates differ by more than ten percent (10%) of the lower number, select as the Exit Value whichever of the

                                  X-10.1-94
                  two estimates he considers to be the most reasonable in all the circumstances; or

                  (ii) if the two proposed estimates differ by ten percent (10%) of the lower number or less, select as the Exit Value whichever of the two proposed estimates or such other number between the two proposed estimates as he considers to be the most reasonable in all the circumstances.

The Expert shall have no discretion except to select one of the two (2) proposed estimates or, under the circumstances as set forth in clause (ii) above, to select an estimate between the two (2) proposed estimates. Within sixty (60) days of the Expert's determination of the relevant Exit Values, which shall be final and binding on the Parties, Goodyear shall deliver, or cause to be delivered, a check to SRI or as it shall designate for the Total Value (based upon the Exit Values as agreed by the Parties or determined by the Expert, as the case may be), together with certificates representing all Goodyear's rights, title and interest in the shares of the Japan OE JVC, against receipt from SRI of certificates representing all SRI's rights, title and interest in the shares of the Europe JVC, the North America JVC and the Japan Replacement JVC and bills of sale and other documents of title transfer as appropriate with respect to the assets and business of the Japan OE JVC allocable to the Goodyear (and related) brands.

17.04 EXERCISE OF REGIONAL EXIT RIGHT. (a) In the event Goodyear or SRI shall obtain a Regional Exit Right and such Regional Exit Right shall be exercisable pursuant to Article 17.02, the Party obtaining the Regional Exit Right may, at its option, but in any event not later than three (3) months from the date such Regional Exit Right has arisen, give written notice to the other Party of its intention to exercise such Regional Exit Right. Such notice shall include an invitation for a Top Level Meeting to be held within sixty (60) days following the date of notice. Not more than thirty (30) days after receiving the notice, the other Party shall respond and shall either agree to the date and place proposed for the Top Level Meeting, or shall propose an alternative date (not later than ninety (90) days from the date of the original notice) and place. At such Top Level Meeting the attendees shall discuss the circumstances giving rise to the Regional Exit Right with a view to avoiding the exercise of such right by the Party entitled to it.

                                  X-10.1-95

           (b) In the event the Parties are unable to agree a means by which exercise of the Regional Exit Right may be avoided, or if the Top Level Meeting is not held within ninety (90) days of the original notice, the Party obtaining the Regional Exit Right shall, if it so desires, notify the other Party that it intends to proceed with the exercise of its Regional Exit Right. Such notice shall include that Party's estimate of each Exit Value referred to in clauses
(iii), (iv) and (v) of Article 17.03(b) (each a "Japan Exit Value"). The other Party shall, within sixty (60) days of the receipt of such notice, either advise the first Party that it accepts the estimate of each Japan Exit Value indicated in such notice or propose alternative estimates of each Japan Exit Value. During the thirty (30) day period following receipt by the first Party of the response notice, the two Parties will consult and attempt to agree upon each Japan Exit Value. In order to enable the Parties to determine the Japan Exit Values, each Party shall provide the other Party and its professional advisers with access to such assets, documents (including working papers), accounting and other records and other information relating to the Japan OE JVC and the Japan Replacement JVC within its possession or control as the other Party may reasonably require.

           (c) If the Parties are unable to agree upon each Japan Exit Value within such thirty (30) day period, the Party desiring to exercise its Regional Exit Right shall nominate in writing to the other Party its candidate to be the Expert to determine each Japan Exit Value (or, if the Parties so agree, to determine only those Japan Exit Values which remain in dispute between the Parties). Within thirty (30) days of receipt of such notice, the other Party shall either accept the first Party's nominee or nominate in writing to the first Party its own candidate as Expert. Failure by the other Party so to accept or designate an alternative candidate within such thirty (30) day period shall cause the first Party's nominee to be the designated Expert. Nominees for Expert shall meet the eligibility criteria set forth in paragraph (d) of Article 17.03. As soon as practicable, but not later than thirty (30) days from their appointment, the two nominees shall consult and select another person, who shall also meet such eligibility criteria and who shall be the designated Expert to perform the valuation services set forth in this paragraph 17.04(c). In the event the two nominees cannot agree on a third person to be the designated Expert, they shall submit the question to the then President of the London Investment Banking Association (or any successor organization), who shall select the designated Expert and whose selection shall be binding on both Parties, provided he or she meets the eligibility criteria set forth in Article 17.03(d). The Parties shall promptly cause to be furnished to the Expert such information concerning the Japan OE JVC and the Japan Replacement JVC as the Expert may reasonably request.

                                   X-10.1-96

           (d) Within 30 days of the designation of the Expert, each Party shall submit to the Expert its estimate of each Japan Exit Value to be determined by the Expert. In relation to each such Japan Exit Value, the Expert shall:

                  (i) if the two proposed estimates differ by more than ten percent (10%) of the lower number, select as the Japan Exit Value whichever of the two estimates he considers to be the most reasonable in all the circumstances; or

                  (ii) if the two proposed estimates differ by ten percent (10%) of the lower number or less, select as the Japan Exit Value whichever of the two proposed estimates or such other number between the two proposed estimates as he considers to be the most reasonable in all the circumstances.

The Expert shall have no discretion except to select one of the two (2) proposed estimates or, under the circumstances as set forth in clause (ii) above, to select an estimate between the two (2) proposed estimates. Within 60 days of the Expert's determination of the relevant Japan Exit Values, which shall be final and binding on the Parties, Goodyear shall deliver, or cause to be delivered, a check to SRI or as it shall designate for the Net Japan Value (based upon the Japan Exit Values as agreed by the Parties or determined by the Expert, as the case may be), together with certificates representing all Goodyear's rights, title and interest in the shares of the Japan OE JVC, against receipt from SRI of certificates representing all SRI's rights, title and interest in the shares of the Japan Replacement JVC and bills of sale and other documents of title transfer as appropriate with respect to the assets and business of the Japan OE JVC allocable to the Goodyear (and related) brands. In the event that the Net Japan Value is determined to be a negative number, SRI shall deliver a check to Goodyear or as it shall designate in the appropriate amount.

           (e) The Parties agree to ensure, and to cause their respective Affiliates to ensure, that:

                                  X-10.1-97

                  (i) the exercise by either of them of a Global Exit Right or a Regional Exit Right shall be undertaken so as to minimize any inconvenience to the Japan OE JVC and each of its customers; and

                  (ii) following the exercise by either of them of a Global Exit Right or a Regional Exit Right, all existing contractual obligations imposed on the Japan OE JVC in any agreements between it and each of its customers are carried out to the fullest extent possible.

17.05 EFFECT OF EXERCISE OF GLOBAL EXIT RIGHT. Upon the exercise by either Party of a Global Exit Right and the payment by Goodyear as set forth in Article 17.03(e) above:

           (a) Goodyear shall succeed to all the rights, title and interest in and to shares of the North America JVC, the Europe JVC, the Japan Replacement JVC and the allocable share of the Japan OE JVC business and assets previously owned by SRI and/or its Affiliates and assignees. Subject to the following provisions of this Article 17.05(a), and to the provisions of Article 17.05(b), all rights, privileges, licenses and franchises of the Europe JVC, the North America JVC, Goodyear and their Affiliates and the Japan Replacement JVC, shall continue vested in said Persons, all with the same effects and on the same terms as in existence immediately prior to the exercise of the Global Exit Rights, without the payment of any further charge of any kind. With respect to SRI Trademarks and related matters:

                  (A)      In the Greater European Territory:

                          (i) If and to the extent that SRI has or is entitled
                  to any remaining right, title or interest in and to the SRI European Trademarks in relation to Licensed Products in the Western Europe countries and Eastern Europe countries, SRI shall transfer such right, title and interest to the Europe JVC or one of its Subsidiaries (as SRI may decide).

                          (ii) If and to the extent that SRI has any remaining
                  license or right to use SRI European Trademarks which are owned by BTRI

                                  X-10.1-98
                  or Dunlop Holdings Ltd or Dunlop Ltd in relation to Licensed Products in the Western Europe countries and the Eastern Europe countries, SRI shall transfer and assign said license and right to the Europe JVC or one of its Subsidiaries (as SRI may decide).

                          (iii) For the avoidance of doubt, all right, title and
                  interest in and to the SRI European Trademarks owned by any of the Affiliates of the Europe JVC including, but not limited to, the companies currently known at the date hereof as Dunlop France S.A., Dunlop GmbH, Dunlop Tyres Limited and SP Brand Holding EEIG shall remain with those companies.

                          (iv) All right to use the SRI European Trademarks in
                  the French Africa countries, the Sub-Equatorial Africa countries, the Middle East countries, the Miscellaneous Countries, Russia/CIS countries and the Part 6 Countries in relation to Licensed Products which are owned by BTRI or Dunlop Holdings Ltd or Dunlop Ltd and licensed to SRI (or its assignee, if it assigns the relevant rights) shall continue to be sublicensed to the Subsidiaries of the Europe JVC under the relevant Trademark License Agreements granted on Closing on the terms and subject to the conditions therein contained for the remaining term of the 999 year license/s from BTRI, Dunlop Holdings Ltd or Dunlop Ltd less one (1) day.

                          (v) SRI (or its assignee, if it assigns the relevant
                  rights) shall continue to license the subsidiaries of the Europe JVC under (and on the terms and conditions of) the relevant Trademark License Agreements granted on Closing to use the SRI European Trademarks owned by SRI in relation to Licensed Products (or in the name of SRI or to which SRI is entitled) in the French Africa countries, the Sub-Equatorial Africa countries, the Middle East countries, the Miscellaneous Countries, the Russia/CIS countries and the Part 6 Countries for a term of 999 years from the date of Goodyear's purchase of SRI's shareholdings in the Europe JVC.

                          (vi) SP Brand Holding EEIG (or its assignee, if it
                  assigns the relevant rights) shall grant to SRI a non-exclusive royalty-free 999 year license (including a right to sub-license) to manufacture

                                  X-10.1-99

                  Licensed Products bearing the SRI European Trademarks owned by or licensed to SP Brand Holding EEIG (or its assignee) in Eastern Europe effective as of the fifth anniversary of Goodyear's purchase of SRI's shareholdings in the Europe JVC.

                          (vii) SP Brand Holding EEIG (or its assignee, if it
                  assigns the relevant rights) shall continue to license SRI under (and on the terms and conditions of) the license-back agreement (referred to in Article 5.03(a) hereto) granted on Closing as follows:

                                 (a) a non-exclusive royalty-free 999 year license (including a right to sub-license) to sell Licensed Products bearing the SRI European Trademarks in Israel (to the extent that it holds the relevant trademark rights); and

                                 (b) an exclusive royalty-free 999 year license (including a right to sub-license) to manufacture Licensed Products bearing the SRI European Trademarks in Israel (to the extent that it holds the relevant trademark rights);

                          (viii) Dunlop Tyres Ltd (or its assignee, if it
                  assigns the relevant rights) shall continue to license SRI under (and on the terms and conditions of) the trademark license-back agreement (referred to in Article 5.03(a) hereto) granted on Closing as follows:

                                 (a) a non-exclusive royalty-free 999 year license (including a right to sub-license) to sell Licensed Products bearing the SRI European Trademarks in Turkey (to the extent that it holds the relevant trademark rights); and

                                 (b) an exclusive royalty-free 999 year license (including a right to sub-license) to manufacture Licensed Products bearing the SRI European Trademarks in Turkey (to the extent that it holds the relevant trademark rights).

                          (ix) Dunlop France S.A. (or its assignee, if it
                  assigns the relevant rights) shall continue to license SRI under (and on the terms

                                  X-10.1-100
                  and conditions of) the license-back agreement (referred to in
                  Article 5.03(a) hereto) granted on Closing as follows:

                                 (a) a non-exclusive royalty-free 999 year license (including a right to sub-license) to sell Licensed Products bearing the SRI European Trademarks owned by it in Morocco and French Africa (to the extent that it holds the relevant trademark rights); and

                                 (b) an exclusive royalty-free 999 year license (including a right to sub-license) to manufacture Licensed Products bearing the SRI European Trademarks in Morocco and French Africa (to the extent that it holds the relevant trademark rights).

                           (x) Dunlop GmbH shall continue to license SRI under
                  (and on the terms and conditions of) the license-back Agreement (referred to in Article 5.03(a) hereto) granted on Closing.

                  (B)      In the North American Territory:

                          (i) all right, title and interest in all SRI North
                  American Trademarks owned by SRI (or in the name of SRI or to which SRI is entitled or SRI's assignee, if it assigns the relevant rights) shall be transferred to the North America JVC;

                          (ii) all right, title and interest in all SRI North
                  American Trademarks owned by Newco (or in the name of Newco or to which Newco is entitled, or Newco's assignee, if it assigns the relevant rights) shall be transferred to the North America JVC;

                          (iii) all shares in DNA (Housemarks) Limited owned by
                  Newco or any other Affiliate of SRI (or any of its assignees, if any of them assigns the relevant rights) shall be transferred to the North America JVC;

                          (iv) the license from DNA (Housemarks) Limited to
                  Newco to use the DUNLOP and D Device trademarks shall be transferred to the North America JVC;

                                  X-10.1-101

                          (v) the trademark licenses from SRI and Newco to the
                  North America JVC, and SRI and Newco to Goodyear shall terminate; and

                          (vi) the North America JVC shall grant to SRI the
                  right to allow OEM customers to export vehicles fitted with any Licensed Products manufactured by SRI to the North American Territory.

                  (C) In Japan, in the event of the exercise of a Global Exit or a Regional Exit all trademark rights relating to Japan Trademarks (as defined in the Japan OE Shareholders and Japan Replacement Shareholders Agreements) shall revert to the owner thereof and the license agreements relating to the Japan Trademarks will cease with SRI retaining all rights in the SRI Japan Trademarks (as defined in said Agreements) and Goodyear retaining all rights in the Goodyear Japan Trademarks (also as defined in said Agreements).

                  (D) All of the continuing rights and licenses above, whether exclusive or non-exclusive, are subject to the rights and licenses which SRI and its Affiliates have granted under (and on the terms and conditions of, excluding non-transferability) the relevant Trademark License Agreements to the Europe JVC, the North America JVC, Goodyear and their successors to enter into off-take agreements and purchase agreements for the supply of all types of tires, retreads for tires and tubes for tires (but not aircraft or solid polyurethane industrial tires) under SRI Trademarks.

                  (E) All provisions in the Alliance Agreements requiring co-operation and/or consultation between SRI and any Affiliates of SRI and Newco, the JVCs and the Subsidiaries of the Europe JVC shall terminate.

                  (F) With respect to technology, the technology license agreements entered into at Closing shall terminate (but without prejudice to the terms thereof providing for the continuation of certain rights and obligations after termination).


           (b) Goodyear shall pay to SRI or its Affiliates (as SRI shall designate), as soon as practicable after the end of each of the five (5) calendar years following the exercise of a Global Exit Right, a royalty equal to one-half percent (.5%) of the Projected Annual Dunlop Net Sales for the preceding year. For the purposes

                                  X-10.1-102
hereof, the Projected Annual Dunlop Net Sales shall be the amount, as agreed by the Parties within sixty (60) days of the exercise of a Global Exit Right (or, in the absence of such agreement, as determined by the Expert), of the projected net sales value of tires sold by the North America JVC, the Europe JVC and Goodyear under the SRI European Trademarks and the SRI North American Trademarks in each of the five (5) calendar years following the exercise of the Global Exit Right; provided that Goodyear may, at Goodyear's election made at or before the time of payment of the Total Value pursuant to Article 17.03(e), pay to SRI or its Affiliates (as SRI shall designate) at that time a lump sum representing the net present value of the five annual payments discounted at an interest rate equal to the current yield of five (5) year U.S. Treasury Bills plus one percent (1.0%) at the time of the election. The royalty on Projected Annual Dunlop Net Sales under the SRI European Trademarks shall be payable as a composite fee under the technology license agreements between SRI and its Affiliates controlled by the Europe JVC constituting Alliance Agreements. The royalty on Projected Annual Dunlop Net Sales under the SRI North American Trademarks shall be payable as a composite fee under the trademark license agreements for the North American Territory between SRI and the North America JVC and between SRI and Goodyear constituting Alliance Agreements.

         (c) Each Party shall make a managed and orderly disposition of its investment in the shares of common stock of the other Party in consultation with the other Party and in compliance with applicable laws.

In the case of SRI's investment in shares of Goodyear Common Stock, SRI shall first offer to sell to Goodyear its shares in Goodyear at the then current fair market value. If Goodyear does not elect to repurchase such shares within 30 days from the date of receipt of such offer, SRI will be free to sell the shares on the open market in such a way as would not result in material disruptions in the market for such shares. SRI shall comply with any and all applicable securities laws in connection with such disposition. In the event that, as a result of an amendment to the Securities Act of 1933, SRI's ability (by reason of such amendment), to dispose of its shares of Goodyear Common Stock within a period of one (1) year or less, in an orderly disposition, would be materially and adversely affected, then, with respect to the excess number of shares that SRI would be unable, for such reason, to sell over the amount of shares SRI would have been able to sell prior to such amendment, Goodyear shall within 30 days of SRI's request and at Goodyear's election either: (i) (to the extent permitted by applicable law) repurchase such excess number of shares from SRI at the then prevailing fair market value on terms reasonably satisfactory to SRI or
(ii) use its best efforts

                                  X-10.1-103

(without the incurrence of unreasonable cost or liability) to arrange for a negotiated purchase by a third party of such excess number of shares at the then prevailing fair market value on terms reasonably satisfactory to SRI, or (iii) use its best efforts (without the incurrence of unreasonable cost or liability) to cause the registration of such excess number of shares, at SRI's cost, for sale under the Securities Act of 1933 on terms reasonably satisfactory to SRI provided, however, that in the event Goodyear fails to cause such registration to occur, Goodyear shall (unless prohibited by law) use its best efforts (without the incurrence of unreasonable cost or liability) to cause the repurchase referred to in (i) or the purchase referred to in (ii) to occur.

In the case of Goodyear's investment in shares of SRI Common Stock, Goodyear shall first offer to sell its shares in SRI, at the then current fair market value, to a party or parties designated by SRI and/or (to the extent permitted by law) to SRI. If SRI does not designate such a party or parties or SRI (or such other parties) do not elect to repurchase such shares within 30 days from the date of receipt of such offer, Goodyear will be free to sell the shares on the open market in such a way as would not result in material disruptions in the market for such shares. Goodyear shall comply with any and all applicable securities laws in connection with such disposition. In the event that, in the reasonable opinion of Goodyear, trading volumes on the Tokyo Stock Exchange (or other stock market in which shares of SRI Common Stock are traded) would not permit Goodyear to sell all its shares of SRI Common Stock within a period of one (1) year or less, in an orderly disposition, then SRI shall within 30 days of Goodyear's request and at SRI's election either: (i) (to the extent permitted by applicable law) repurchase from Goodyear its shares of SRI Common Stock at the then prevailing fair market value on terms reasonably satisfactory to Goodyear, or (ii) use its best efforts (without the incurrence of unreasonable cost or liability) to arrange for a negotiated purchase by a third party of such shares at the then prevailing fair market value on terms reasonably satisfactory to Goodyear, or (iii) use its best efforts (without the incurrence of unreasonable cost or liability) to make a public offering of such shares, including registration of such shares and reasonable cooperation by SRI for such public offering, on terms reasonably satisfactory to Goodyear PROVIDED, HOWEVER, that in the event SRI fails to cause such public offering to occur, SRI shall (unless prohibited by law) use its best efforts (without the incurrence of unreasonable cost or liability) to cause the repurchase referred to in (i) or the purchase referred to in (ii) to occur.

         (d) During the five (5) years following the date of Goodyear's purchase of SRI's shareholdings in the Europe JVC and the North America JVC pursuant to a Global Exit Right, SRI and its Affiliates will not compete, directly or indirectly, with the Europe JVC, the North America JVC, or Goodyear or any of their respective

                                  X-10.1-104

Affiliates (i) in the European Territory in the business described in Article
9.4 of the Shareholders Agreement for the Europe JVC; and (ii) in the North American Territory in the business described in Article 9.4 of the North American Operating Agreement. Notwithstanding the foregoing, sales of tires under the "Sumitomo" or "SRIXON" trademarks or under trademarks owned or held by The Ohtsu Tire and Rubber Company and Sumitomo Corporation will be deemed not to be restricted by this paragraph (d); provided that sales of Sumitomo brand tires will continue, during the five-year period referred to in this Article 17.05(d), to be governed by Article XII of this Agreement; and further provided that sales of tires under the "SRIXON" trademarks will continue to be governed by Articles 9.9(ii) of the Shareholders Agreement for the Europe JVC and the North American Operating Agreement.

         (e) The Global Technology JVC shall be dissolved and wound up in accordance with the laws of the State of Ohio. The provisions of the Purchasing JV Agreement shall govern the termination of the Global Purchasing JVC and any other joint purchasing arrangements.

17.06 LIQUIDATED DAMAGES IN CERTAIN EVENTS. The Parties agree that the provisions of this Article XVII have been bargained for and that, in the event such provisions may be deemed in the future to be inconsistent with any applicable law, the Parties desire that they shall each, nevertheless, obtain the economic benefit of their bargain as set forth herein. Accordingly, in the event that a Party (the "First Party") should seek to enforce any rights that it may have under applicable law to transfer any JVC shares to the other Party in accordance with procedures and/or for a value different from that which is provided for in this Article XVII, the other Party may seek to enforce its rights under this Article XVII by restraining order, injunction or other equitable remedy. In any event, the First Party shall be liable to the other Party for liquidated damages, which shall be equal to the difference, if any, between the value of the JVC shares as determined under such other procedures and their value as determined under this Article XVII.

                                  ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

18.01 AMENDMENTS. This Agreement may be amended, modified or superseded, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument expressly referencing this Agreement as being amended, modified, superseded or waived executed by Goodyear and SRI, or, in the case of a waiver, by the Party waiving compliance.

                                  X-10.1-105

18.02 WAIVERS. The failure at any time of either Party to require performance by the other Party of any responsibility or obligation provided for in this Agreement shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either Party of a breach of any provision of this Agreement by the other Party constitute a waiver of any succeeding breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself. No investigation conducted by or on behalf of any Party hereto, whether prior or subsequent to the date hereof, shall affect the representations and warranties contained in any of the Alliance Agreements, or in the schedules or certificates delivered pursuant thereto, or the rights of any Party hereto with respect to such representations and warranties or otherwise under the Alliance Agreements.

18.03 ASSIGNABILITY. Neither the Alliance Agreements nor any right or obligation thereunder may be assigned or delegated in whole or in part by either Party without the prior written consent of the other Party, and any such attempted assignment or delegation without such consent shall be null, void ab initio and without effect. Any permitted assignment of the Alliance Agreements shall be binding upon and inure to the benefit of the Parties thereto and their respective successors and permitted assigns; and the assignor shall, unless the Parties agree otherwise, remain liable for the obligations of its permitted assigns.

18.04 SEVERABILITY. If any one or more of the provisions contained in the Alliance Agreements or any document executed in connection therewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired; PROVIDED, HOWEVER, that in such case the Parties agree to use their best efforts (but without the incurrence of unreasonable cost or liability) to achieve the purpose of the invalid provision by a new legally valid stipulation.

18.05 NOTICES. All notices, requests, demands and other communications required or permitted under the Alliance Agreements shall be in writing and shall be deemed to have been duly given if delivered by hand, or sent by courier (and, in either case duly receipted) or facsimile transmission (provided that, in the case of facsimile transmission, a confirmation copy thereof shall be delivered by hand or sent by courier (and, in either case duly receipted) within two (2) days of

                                  X-10.1-106
transmission) as follows (until notice of a change thereof is given as provided in this Article 18.05):

           (a) If to Goodyear, to:

           The Goodyear Tire & Rubber Company

           1144 East Market Street

           Akron, Ohio 44316-0001, U.S.A.

           Attention:  Corporate Secretary

           Telecopier:  (330) 796-7861

           (b) If to SRI, to:

           Sumitomo Rubber Industries, Ltd

           6-9, 3-Chome

           Wakinohama-cho, Chuo-ku

           Kobe 651-0072, Japan

           Attention:  General Manager, Legal Department

           Telecopier:  (81) 78-265-3111

                  All notices given in accordance with this Article 18.05 are (subject to the foregoing provisions) effective, if delivered by hand or mailed by courier, at the time of delivery, and, if communicated by facsimile, at the time of transmission so long as the facsimile machine reports a successful transmission.

18.06 SET-OFF. Any amount payable by one Party to another Party under any of the Alliance Agreements that is not disputed by the other Party or has been determined to be payable by one Party to another by arbitration or judicial process in accordance with the provisions of the Alliance Agreements, may be set off

                                  X-10.1-107
against any amount owed to such Party by such other Party under the Alliance Agreements or otherwise that is itself not disputed by the other Party or is the result of such arbitration or judicial process.

18.07 GOVERNING LAW. (a) THE ALLIANCE AGREEMENTS (EXCEPT AS STATED IN THE TECHNOLOGY JV AGREEMENT, THE PURCHASING JV AGREEMENT AND THE NORTH AMERICA OPERATING AGREEMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EXCEPT AS PROVIDED IN ARTICLE XVI, THE PARTIES AGREE THAT ANY AND ALL DISPUTES IN RESPECT OF THE ALLIANCE AGREEMENTS SHALL BE SUBMITTED TO THE SUPREME COURT OF THE STATE OF NEW YORK OR TO THE U.S. FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK AND FOR THE PURPOSES OF RESOLVING DISPUTES ARISING UNDER OR WITH RESPECT TO THE ALLIANCE AGREEMENTS, BUT FOR NO OTHER PURPOSES, THE PARTIES AGREE TO CONSENT, AND CAUSE THEIR RESPECTIVE AFFILIATES TO CONSENT, TO THE JURISDICTION OF SUCH COURTS. BOTH PARTIES IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY BEFORE ANY SUCH COURT.

         (b) The Parties hereto acknowledge that the Alliance Agreements and all other agreements contemplated to be delivered in connection therewith, incorporate certain negotiated terms and therefore, no presumption shall arise favoring any Party hereto by virtue of authorship of any provisions of the Alliance Agreements, exhibits, schedules or any documents specifically referenced herein.

         (c) This Agreement has been written in English and the English version shall be the definitive text even if for convenience or otherwise it is translated into another language.

18.08 TERMINATION PRIOR TO CLOSING. (a) Anything herein to the contrary notwithstanding, the Alliance Agreements may be terminated at any time on or before the Closing Date as follows:

                                  X-10.1-108

           (i)             by mutual written consent of Goodyear and SRI; or

           (ii) by Goodyear if the Closing Date has not occurred on or prior to June 30, 2000, due to a failure of any of the conditions provided for in Article VIII of this Agreement, unless the failure of the Closing Date to occur on or before such date has been caused by, or is the result of, the failure of Goodyear to fulfill any of its obligations under the Agreement; or



           (iii) by SRI if the Closing Date has not occurred on or prior to June 30, 2000, due to a failure of any of the conditions provided for in Article IX of this Agreement, unless the failure of the Closing Date to occur on or before such date has been caused by, or is the result of, the failure of SRI to fulfill any of it obligations under the Agreement; or



           (iv) by either Goodyear or SRI, as the case may be, in the event that the other Party hereto shall, contrary to the terms of the Alliance Agreements, willfully fail or willfully refuse to consummate any material part of the Transactions, after affording the defaulting Party a thirty (30) day period after written notice is given to cure such willful failure or willful refusal.



           (b) In the event the Alliance Agreements are terminated pursuant to
Article 18.08(a)(iv) hereof, the nondefaulting Party shall have the right to seek payment of damages incurred by such nondefaulting Party prior to such termination.

           (c) Except as set forth in Article 18.08(b) hereof and except in the case of termination for expropriation of assets in each of the Trademark Licence Agreements, any termination of the Alliance Agreements in accordance with the terms thereof by either Party shall have the effect of causing the Alliance Agreements to thereupon become void and of no further force or effect whatsoever, and thereupon neither Party will have any rights, duties, liabilities or obligations of

                                  X-10.1-109
any kind or nature whatsoever against the other Party based upon either the Alliance Agreements or the Transactions, except (i) claims, if any, that have accrued to a party to any of the Alliance Agreements prior to the date of such termination and (ii) the obligations of each Party, and their respective Affiliates, under the confidentiality provisions of the Alliance Agreements, to the extent such confidentiality provisions, by their terms, explicitly survive any such termination.

18.09 ENTIRE AGREEMENT. The Alliance Agreements, including the exhibits and schedules thereto, and the other documents and certificates delivered pursuant to the terms thereof, constitute one single agreement and set forth the entire agreement and understanding of the Parties hereto and thereto in respect of the subject matter thereof, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any Party thereto; provided, that the Offtake Agreements dated February 10, 1997, Test Track Agreements dated August 25, 1997, Joint Development Agreement (EM-ULT Tyres for
BMW) signed August 25, 1997, the Technology Licensing Agreement (Radial Aircraft Tyres) signed April 27, 1998 and the Joint Development Contract-Japan Original Equipment dated May 18, 1999 shall remain in effect until the date on which each such agreement terminates in accordance with its terms, unless such agreement is terminated sooner by the Parties thereto.

18.10 THIRD PARTIES. Except as specifically set forth in Article 15.05 or in the Alliance Agreements, nothing expressed or implied therein is intended or shall be construed to confer upon or give any Person or entity other than the Parties thereto, their Affiliates and subsidiaries from time to time and their permitted successors and assigns any rights or remedies under or by reason of the Alliance Agreements.

18.11 COSTS AND TAXES. (a) Subject to paragraph (b) below, each Party hereto shall bear and pay its own costs, charges and expenses incurred in the preparation, negotiation, investigation and implementation of the Alliance Agreements, including the cost of its attorneys, accountants, consultants or other advisors it retained, except for notary, administrative or governmental filing fees directly arising out of the organization of any of the JVCs which shall be borne and paid by the applicable JVCs and will not lodge such costs, charges, expenses and liabilities with any JVC nor will either Party have a right to reimbursement from the other Party or its Affiliates or their representatives.

                                  X-10.1-110

           (b) Any transfer, registration or similar tax imposed as a result of the consummation of the transactions contemplated in any of the JV Agreements shall be borne and paid by the Party expressly designated to pay such tax in the applicable JV Agreement. Income and similar taxes arising out of the consummation of the Transactions pursuant to the Alliance Agreements shall be borne and paid by the Party upon which such tax is levied.

18.12 REMEDIES. Other than as provided in Article 18.08, the remedies available to the Parties and their respective Affiliates for breach of any representation, warranty, covenant or other agreement contained in the Alliance Agreements shall be limited to money damages for breach of contract (pursuant to the provisions of Article XV or otherwise) or fraud, and equitable relief in the form of rescission (as provided in the last sentence of this Article 18.12), specific performance, a temporary or permanent injunction or restraining order, or the entry of an interim order. The parties expressly disclaim the intent or right to seek other remedies, including damages for tort arising from any breach of any representation, warranty, covenant or other agreement contained in the Alliance Agreements. Rescission of the Transactions shall only be available (i) in the case of a breach of a representation or warranty regarding SRI Trademarks that results in a Material Adverse Effect on the Alliance (as described in the third paragraph whereof clause hereof) taken as a whole, by reason of its being substantially deprived of the right or ability to use the SRI Trademarks or the Goodyear Trademarks in the SRI Businesses in Europe or North America or the Goodyear Businesses in Europe or Japan in the manner in which such trademarks were used on or prior to the date hereof; and (ii) for a period of three months following the Closing.

Subject to Articles 4.05(c) and 18.08, the remedies for recovery of Damages for breach of any representation or warranty contained in any of the Alliance Agreements given on the date hereof or as of Closing shall be exclusively those provided in Article XV.

18.13 TITLES TO ARTICLES AND SUBPARTS. The various titles of Articles or subparts of this Agreement are used solely for the purpose of convenience and shall not be used for interpreting or construing any word, clause, article or subparts of this Agreement.

                                  X-10.1-111

18.14 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

18.15 SINGULAR AND PLURAL; GENDER. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

           IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                       THE GOODYEAR TIRE & RUBBER COMPANY




                       /s/Samir G Gibara
                       ----------------------------------------------

                       By:  SAMIR G GIBARA

                       Title:  Chairman of the Board, Chief Executive
                             Officer and President





                       SUMITOMO RUBBER INDUSTRIES, LTD.

                       /s/Naoto Saito
                       ----------------------------------------------

                       By:   NAOTO SAITO

                       Title:  Chairman

                                  X-10.1-112